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EVERTEC, Inc.
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Evertec, Inc.
2021 Proxy Statement and Notice of Annual Meeting of Stockholders
May 27, 2021

Dear Stockholder:

On behalf of the Board of Directors and officers of Evertec, Inc. (“we,” “us,” “Evertec” or the “Company”) we are pleased to hereby invite you to attend our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on Thursday, May 27, 2021 at 9:00 a.m. Atlantic Standard Time. To support the health and well-being of our stockholders, we have adopted a completely virtual format and you will not be able to attend the Annual Meeting physically. At our virtual Annual Meeting, stockholders will be able to attend, vote their shares, and submit questions by visiting www.virtualshareholdermeeting.com/EVTC2021.
At the Annual Meeting, you will be asked to vote on three proposals described in detail in the accompanying notice of the Annual Meeting and Proxy Statement. The Proxy Statement also contains other information that you should read and consider before voting.
Your vote is very important to us. Whether or not you expect to attend the Annual Meeting, please submit your proxy or voting instructions over the Internet, telephone, or by mail as soon as possible to ensure that your shares are represented at the Annual Meeting and your vote is properly recorded. If you decide to attend the Annual Meeting, you will be able to vote, even if you previously submitted your proxy.
If you have any questions concerning the Annual Meeting, and you are the shareholder of record of your shares, please contact our Investor Relations department at IR@evertecinc.com or (787) 773-5442. If your shares are held by a broker or other nominee, please contact your broker or other nominee for questions concerning the Annual Meeting.
Sincerely,

Frank G. D’Angelo Chairman of the Board of Directors	Morgan M. Schuessler, Jr. President and Chief Executive Officer

NOTICE OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME	Thursday, May 27, 2021 at 9:00 a.m. Atlantic Standard Time

VIRTUAL MEETING ACCESS	To access the Annual Meeting, please visit: www.virtualshareholdermeeting.com/EVTC2021

ITEMS OF BUSINESS
To address the following proposals to be voted on at the Annual Meeting:
1. Election of Directors;
2. Advisory Vote on Executive Compensation; and
3. Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm.
Stockholders may also transact any other business that may be properly brought before the Annual Meeting or any adjournments or postponements thereof.

RECORD DATE
Close of business on March 29, 2021 (the “Record Date”).

Only stockholders of record as of the Record Date are entitled to notice of, and to vote at the Annual Meeting or at any adjournments or postponements thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The Company’s Proxy Statement and Annual Report are available at www.proxyvote.com. Your vote is important to us. Please exercise your stockholder right to vote.

By Order of the Board of Directors,
Luis A. Rodríguez
Executive Vice President, Chief Legal and Corporate Development Officer, and Secretary of the Board of Directors

Evertec, Inc. - 2021 Proxy Statement     i

PROXY SUMMARY
Introduction
Please read this Proxy Statement, and our Form 10-K, as amended by our Post-Effective Amendment No. 1 to Form 10-K filed on April 1, 2021, and Annual Report for the fiscal year ended on December 31, 2020 for complete information regarding the 2021 Annual Meeting of Stockholders (the “Annual Meeting”), the proposals to be voted on at the Annual Meeting and our performance for the year ended on December 31, 2020. Except as otherwise indicated or unless the context requires otherwise, the terms “Evertec,” “we,” “us,” “our Company,” and “the Company” refer to Evertec, Inc. and its subsidiaries on a consolidated basis. The enclosed Proxy Statement and notice of the Annual Meeting was first mailed to stockholders on or about April 9, 2021.
Annual Meeting Information

Date and Time: Thursday, May 27, 2021 9:00 a.m. (AST)	Virtual Meeting Access: www.virtualshareholdermeeting.com/EVTC2021	Record Date: March 29, 2021
Voting Proposals
Cast Your Vote

At the Annual Meeting	Internet	QR Code	Phone	Mail
Visit www.virtualshareholdermeeting.com/EVTC2021. You will need the 16-digit number included in your proxy card or notice.	Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card or notice.	Scan this QR code with your phone to vote. You will need the 16-digit number included in your proxy card or notice.	Call 1-800-690-6903. You will need the 16-digit number included in your proxy card or notice.	Send your completed and signed proxy card to the address on your proxy card.
Evertec, Inc. - 2021 Proxy Statement     1

EXECUTIVE SUMMARY

> We are pleased with our financial results for 2020 and with the advancement of our key growth strategies. We are proud of the commitment of our team members to our clients throughout the pandemic and we appreciated the continued support of our stockholders.
>
> **Morgan M. Schuessler, Jr.**
> President and Chief Executive Officer

$ 510.6	$ 240.5	$ 2.07	$ 1.43
Total revenue (in millions)	Adjusted EBITDA (in millions)	Adjusted Earnings per common share	GAAP diluted earnings per common share
Increase of 5% compared to 2019	Increase of 6% compared to 2019	Increase of 6% compared to 2019	Increase of 2¢ compared to 2019

$22.0 million returned to stockholders through share repurchases and dividends in 2020

All amounts are approximates. For more information, please refer to our Annual Report on Form 10-K for the fiscal year ended on December 31, 2020, as amended by our Post-Effective Amendment No. 1 to Form 10-K filed on April 1, 2021. For purposes of this Proxy Statement, “Adjusted EBITDA” is not presented in accordance with accounting principles generally accepted in the United States of America (commonly known as “GAAP”). For further information on this and other non-GAAP measures used by management, please refer to the “2020 Performance Highlights” section under the “Compensation Discussion and Analysis” of this Proxy Statement.
2   Evertec, Inc. 2021 Proxy Statement

SUMMARY—DIRECTOR NOMINEES

Frank G. D'Angelo

Age: 75 | Director since: 2013

Committees:

Skills:

Morgan M. Schuessler, Jr.

Age: 50 | Director since: 2015

Committees: None

Skills:

Kelly Barrett

Age: 56

Committees: Pending

Skills:

Olga Botero

Age: 57 | Director since: 2014

Committees:

Skills:

Jorge A. Junquera

Age: 72 | Director since: 2012

Committees:

Skills:

Iván Pagán

Age: 62 | Director since: 2019

Committees:

Skills:

Aldo J. Polak

Age: 46 | Director since: 2019

Committees:

Skills:

Alan H. Schumacher

Age: 74 | Director since: 2013

Committees:

Skills:

Brian J. Smith

Age: 65 | Director since: 2016

Committees:

Skills:

For more information, see Proposal 1 of this Proxy Statement. The committee assignments delineated in the graphic above reflect the current committee memberships of our nominees, as recommended and ratified in February 2021 by the Company’s Nominating and Corporate Governance Committee and the Board, respectively. Ms. Kelly Barrett, our new director nominee, is not a member of the Board’s committees because she is not currently a director on the Board. Mr. Thomas W. Swidarski (not pictured) is currently a member of both the Nominating and Corporate Governance and Information Technology Committees. Upon the successful election of our slate of nominees during our Annual Meeting, the Board will re-evaluate the composition of its committees and accordingly assign Ms. Barrett to one or more of the Board’s committees.

CORPORATE GOVERNANCE HIGHLIGHTS

Evertec, Inc. 2021 Proxy Statement     3

RECENT ESG HIGHLIGHTS

RESULTS OF THE 2020 ADVISORY VOTE ON EXECUTIVE COMPENSATION

2020 EXECUTIVE TARGET COMPENSATION MIX
For more information, see the “Compensation Discussion and Analysis” section of this Proxy Statement. The charts below set forth the target compensation mix for our Chief Executive Officer (the “CEO”) and the average target compensation mix for the rest of our Named Executive Officers (“NEOs”) during 2020:

Evertec® and ATH® are trademarks of Evertec, Inc. or its subsidiaries in the United States of America and/or other countries. Links to websites included in this Proxy Statement are provided solely for convenience purposes. Content on the websites, including content on our Company website, is not, and shall not be deemed to be, part of this Proxy Statement or incorporated herein or into any of our other filings with the Securities and Exchange Commission (“SEC”).
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PROPOSAL 1: ELECTION OF DIRECTORS

Information About Director Nominees
The individuals identified below have been nominated to stand for election for a term that expires at the Company’s 2022 annual meeting of stockholders. Each of these individuals has consented to be named as a nominee in this Proxy Statement and to serve as a director until the expiration of his or her respective term and until such nominee’s successor has been duly elected or qualified or until the earlier resignation or removal of such nominee.

Frank G. D’Angelo	Morgan M. Schuessler, Jr.	Kelly Barrett	Olga Botero	Jorge A. Junquera
Age: 75	Age: 50	Age: 56	Age:57	Age:72

Iván Pagán	Aldo J. Polak	Alan H. Schumacher	Brian J. Smith
Age: 62	Age: 46	Age: 74	Age: 65

All ages are as of the Record Date.
Pursuant to the terms of our Stockholder Agreement by and among the Company, Popular, Inc. (“Popular”) and the other stockholder parties thereto, as amended (the “Stockholder Agreement”), and as described in more detail in the “Certain Relationships and Related Transactions” section of this Proxy Statement, Popular has re-nominated Messrs. Pagán and Polak as members of our Board of Directors (the “Board”).
The Nominating and Corporate Governance Committee of the Board has recommended Ms. Kelly Barrett join the Board. Except as described above, all other director nominees are currently on our Board. There are no family relationships between any current director, executive officer or director nominee.
Should any one or more of the nominees named in this Proxy Statement become unable to serve for any reason, the Board may designate substitute nominees, unless the Board by resolution provides for a lesser number of directors. In this event, the proxy holders will vote for the election of such substitute nominee or nominees. The following is a summary of each director nominee’s principal occupation, experience and qualifications:

Frank G. D’Angelo. Mr. D’Angelo has been Chairman of the Board since February 2014 and a director since September 2013. He currently serves as Operating Partner in Hill Path, a private equity partnership, and as a partner in Bridgeport Partners, a private investment firm. Mr. D'Angelo currently serves as an advisor to Trebia Acquisition Corp. a special purpose acquisition company. Until 2020, he served as Executive Vice President and President of NCR Banking. Mr. D’Angelo has over 40 years of experience in the financial services, digital banking and payments industries. He is a former chairman of the Electronic Funds Transfer Association, served on the Payments Advisory Council of the Federal Reserve Bank of Philadelphia, and served as a director for Walsh University (Ohio).

Evertec, Inc. 2021 Proxy Statement     5

Mr. D’Angelo’s experience in the financial services industry, as well as in operations and management, provides great value to our Board.
Morgan M. Schuessler, Jr. Mr. Schuessler has been a director and the Company’s President and Chief Executive Officer (“CEO”) since April 2015. Previously, he served as President of International for Global Payments, Inc., overseeing the company’s business outside of the Americas, spanning 23 countries throughout Europe and Asia. Mr. Schuessler currently serves on the Board of Directors of Endeavor Puerto Rico and the Dean’s Advisory Board of Emory University’s Goizueta Business School.

Mr. Schuessler has over 20 years of experience in the payments industry; accordingly, he thoroughly understands the Company’s core business and has developed management and oversight skills that allow him to make significant contributions to the Board.
Kelly Barrett. Prior to her retirement in 2018, Ms. Barrett was employed by The Home Depot for sixteen years, serving in various roles of increasing responsibility including most recently as Senior Vice President–Home Services where she ran the $5 billion Home Services division of The Home Depot, including in-home sales and installation, operations, customer contact centers as well as contractor sourcing, onboarding and compliance. She also held the positions of Vice President–Internal Audit and Corporate Compliance, Senior Vice President–Enterprise Program Management and Vice President–Corporate Controller. Before joining The Home Depot, Ms. Barrett served for more than 10 years in senior management positions and ultimately as Senior Vice President and Chief Financial Officer of Cousins Properties Incorporated, a publicly traded real estate investment trust. Ms. Barrett currently serves on the Board of Directors of Piedmont Office Realty Trust, a real estate investment trust, and also on the Board of Directors of Americold Realty and The Aaron’s Company, Inc., both since May 2019. She previously served on the Board of Directors of State Bank Financial Corporation from 2011 to 2016 and Aaron’s, Inc. and Aaron’s Holdings Company, Inc. from May 2019 to November 2020. Her leadership positions in the community include currently serving as Chair of the Board of the Metro Atlanta YMCA, the Georgia Tech Foundation Board of Trustees and a member of the Advisory Board of Scheller College of Business at Georgia Tech. She has previously served on the Board of the Girl Scouts of Greater Atlanta, Partnership Against Domestic Violence and the Atlanta Rotary Club.

Ms. Barrett’s substantial experience in leadership roles, strategy and enterprise risk management, coupled with service on several boards, will be of great service to the Company.

Olga Botero. Ms. Botero has been a director since September 2014. She is the founder and Managing Director of C&S Customer and Strategy, and has been a Senior Advisor to the Boston Consulting Group since 2011. She is the Co-Chair of the Women Corporate Directors Foundation Colombia Chapter, a fellow at the National Association of Corporate Directors’ (NACD) Board Leadership Fellow program, and an advisor to the Information Technology Committee of Banco Pichincha in Ecuador. She also serves as an independent director and member of the Audit and Risk Committee, Management Committee, and Human Resources Committee of each of ESVAL S.A. and ESSBIO S.A., which are both publicly traded water utilities companies in Chile. She served in the Information Technology Committee of Interbank in Perú until 2020.

Ms. Botero has over 25 years of experience in leadership roles in financial services, telecommunications and technology. Her experience, expertise in cybersecurity and technology, and knowledge of Latin American markets are an asset to the Company.
Jorge A. Junquera. Mr. Junquera has been a director since April 2012. He currently serves as Managing Partner at Kohly Capital, LLC, a private investment company. He has over 40 years of experience in the banking and financial services industries. Until his retirement in February 2015, Mr. Junquera was Vice Chairman of the Board of Directors of Popular. Prior to becoming Vice Chairman, he was the Chief Financial Officer of Popular and Supervisor of Popular’s Financial Management Group. He currently serves as a director for Sacred Heart University (PR) and Bluestone Community Development Fund.

Mr. Junquera’s substantial experience managing financial institutions and serving on various boards of directors provides him with unique expertise and valuable perspective to assist the Board.

6   Evertec, Inc. 2021 Proxy Statement

Iván Pagán. Mr. Pagán has been a director since May 2019. For over 25 years, he held various financial management and corporate development positions at Popular and Banco Popular de Puerto Rico. As Head of Corporate Development for 22 years, he managed mergers and acquisitions, divestitures, corporate reorganizations and strategic alliances for Popular, completing significant transactions in the United States, Latin America, Puerto Rico and the Caribbean. Mr. Pagán currently serves as a member of the Board of Directors of Banco BHD León, S.A. in the Dominican Republic.

Mr. Pagán’s substantial expertise in financial and M&A matters, experience in the Caribbean and Latin American markets, and knowledge of the Company’s operations are an asset to the Company.
Aldo J. Polak. Mr. Polak has been a director since May 2019. He currently serves as Managing Member at Ionos Capital Partners LLC, an investment firm. He is the former Chief Investment & Development Officer at Cisneros Group of Companies. Prior to Cisneros, he spent over 15 years as an investment banker in Wall Street, most recently heading the Latin America efforts at LionTree, a global investment and merchant banking firm. He currently serves as a director for LatinoU and Reaching U, and is also involved with Endeavor as a panelist and mentor to entrepreneurs.

Mr. Polak’s significant experience in M&A and corporate development, and his knowledge and contacts in Latin America provide great value to the Board.
Alan H. Schumacher. Mr. Schumacher has been a director since April 2013. For 23 years he worked at American National Can Corporation as well as at American National Can Group, where he served as Vice President, Controller and Chief Accounting Officer until 1997 and as Executive Vice President and Chief Financial Officer from 1997 until his retirement in 2000. He is a former member of the Federal Accounting Standards Advisory Board, and currently serves as a director of BlueLinx Holdings, Blue Bird Corporation, Warrior Met Coal, Albertsons Companies, Inc., and Pendrick Capital Partners LLC.

Mr. Schumacher has substantial expertise in accounting, reporting, audit and financial matters and, as such, is able to provide valuable contributions to our Board in its oversight functions.

Brian J. Smith. Mr. Smith has been a director since February 2016. Mr. Smith is currently the President and Chief Operating Officer of The Coca-Cola Company. He has also held other strategic and management roles since joining The Coca-Cola Company in 1997, including serving as Group President for its operations in Europe, Middle East & Africa and Latin America. Mr. Smith serves as a director for the Coca-Cola European Partners Board.

Like other members of the Board, Mr. Smith has substantial managerial experience in Latin America. His extensive expertise in management and corporate strategy makes him a valuable asset to the Company.
Evertec, Inc. 2021 Proxy Statement     7

CORPORATE GOVERNANCE

Overview
The Company’s business affairs are conducted under the direction of the Company’s Board in accordance with the Puerto Rico General Corporation Act of 2009, as amended, the Company’s charter (the “Charter”), and Amended and Restated By-Laws (the “By-Laws”). Members of the Board are informed of the Company’s business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Board Composition
 Under the Company’s Charter, By-Laws and the Stockholder Agreement, the size of the Board is currently fixed at nine, with each director serving until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualified. Below please find the current Board composition:

Frank G. D'Angelo*	Morgan M. Schuessler, Jr.	Olga Botero*	Jorge A. Junquera*	Iván Pagán*

Aldo J. Polak*	Alan H. Schumacher*	Brian J. Smith*	Thomas W. Swidarski*
*The Board has determined that this director is independent.

Mr. Schuessler has been the management director since April 1, 2015. Pursuant to the Stockholder Agreement, Mr. Schuessler shall continue to be the management director for so long as he holds the office of CEO of Evertec, after which the individual holding the office of CEO of Evertec will become the management director.

For 2021 Popular has re-nominated Messrs. Pagán and Polak to be elected to serve as directors until the Company’s 2022 annual meeting of stockholders and until their successors are duly elected and qualified.

A majority of the directors of the Board must meet the criteria for independence established by the Board in accordance with the New York Stock Exchange (“NYSE”) general independence standards. The Board has determined that eight of the nine directors serving as of the Record Date (Ms. Botero, and Messrs. D’Angelo, Junquera, Pagán, Polak, Schumacher, Smith and Swidarski) are independent in accordance with NYSE rules.

8 of 9 directors are independent in compliance with NYSE rules

8   Evertec, Inc. 2021 Proxy Statement

Below please find our current Board profile:

Number of Directors
Tenure
2
4
3
Under 4 years of Service
4 to 7 years of Service
Over 7 years of Service

Age Distribution
Number of Directors
0
1
2
3
4
3
3
3
Under 60
60-65
Over 65
Age

Diversity:
Key Skills and Experience:
4
Hispanic
9
Executive Leadership Experience
5
FinTech Knowledge
7
LATAM Experience
6
Financial Expertise
5
Risk Management
7
M & A and Strategy
1
Information Security

*If our slate of nominees is elected during the Annual Meeting, the profile of our Board will be modified as follows:
(a) Tenure: three directors with under 4 years of service, three directors with 4 to 7 years of service, and three directors with over 7 years of service; (b) Age Distribution: four directors under 60, two directors between the ages of 60 and 65, and three directors over 65; (c) Diversity: four Hispanic directors and two female directors; and (d) Skills and Experience: eight directors with executive leadership experience, five directors with FinTech knowledge, seven directors with experience in Latin America, seven directors with financial experience, six directors with risk management experience, eight directors with M&A and/or strategy experience, and one director with information security experience.

Board Committees
The Board has four standing committees:
Our By-Laws provide that our Board may establish one or more additional committees. As of the Record Date, the Board has not established any additional committees besides those described in this Proxy Statement. Popular has the right to representation on each committee of the Board in the same proportion as the number of directors, if any, nominated by Popular out of the total number of directors—for so long as Popular owns, together with its affiliates, at least 5% of our outstanding common stock.
Evertec, Inc. 2021 Proxy Statement     9

Each of our Board committees acts pursuant to a written charter (as amended and restated) adopted by the Board. You may find copies of each charter on the Company’s website at https://ir.evertecinc.com/govdocs. Below please find a description of each of the Board’s four standing committees:

Audit Committee
Responsibilities and Risk Oversight:

•overseeing: (i) our financial reporting process with respect to the integrity of our financial statements and our internal controls over financial reporting, (iii) the performance of our internal audit function, (iii) our management policies regarding risk assessment and management, and (iv) our compliance with laws and regulations

•discussing with management and the Company’s independent registered public accounting firm the Company’s major financial and control-related risk exposures, and steps that management has taken to monitor and control such exposures

•reviewing the overall implementation of the Company’s Enterprise Risk Management (“ERM”) framework and program, which includes (i) ensuring the placement of controls needed to establish a strong internal control environment, and receiving periodic status reports on management’s ERM progress, and (ii) overseeing the Company’s risk exposure, and validating management’s active role in assessing, managing and mitigating risks

•establishing procedures for handling complaints regarding accounting or auditing matters

Alan Schumacher (Chairperson)
Olga Botero
Jorge A. Junquera
Iván Pagán

•Met 13 times during 2020

•Must consist of at least 3 board members (including a chairperson) who must meet at least 4 times a year, including once every fiscal quarter

•All members are “independent” under SEC and NYSE rules

•All members are “financial literate” under NYSE rules

•Each of Messrs. Schumacher, Junquera and Pagán is considered a “financial expert” under SEC rules

Compensation Committee
Responsibilities and Risk Oversight:

•reviewing and recommending policy relating to the compensation and benefits of our officers, directors and employees, including reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other senior officers

•evaluating the performance of senior officers in light of the Company’s goals and objectives, and reviewing and approving the compensation of senior officers based on such evaluations

•producing a report on executive officer compensation as required by the SEC, which is included in this Proxy Statement

•overseeing risks related to the Company’s cash and equity-based compensation programs and practices

•overseeing succession planning for the CEO and senior management

Frank G. D'Angelo (Chairperson)
Jorge A. Junquera
Aldo J. Polak
Brian J. Smith

•Met 5 times during 2020 •Must consist of at least 3 board members (including a chairperson) who must meet at least once a year •Each member is a non-employee independent director

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Nominating and Corporate Governance Committee
Responsibilities and Risk Oversight:

•evaluating the composition of the Board, its committees and planning for Board member succession

•assisting the Board in identifying individuals qualified to serve as members of the Board and recommending to the Board the director nominees for the next annual meeting of stockholders

•leading the Board in its review of the performance of the Board and its committees

•overseeing management initiatives related to environmental, social and governance (“ESG”) matters

•reviewing and recommending to the Board a set of corporate governance guidelines

•overseeing risks related to the composition and structure of the Board and its committees and the Company's corporate governance practices

Brian J. Smith (Chairperson)
Aldo J. Polak
Alan H. Schumacher
Thomas W. Swidarski

•Met once during 2020 •Must consist of at least 3 board members (including a chairperson) who must meet at least once a year •Each member is a non-employee independent director

Information Technology Committee
Responsibilities and Risk Oversight:

•assisting the Board in overseeing the integrity of the Company’s information and technology systems, information technology (“IT”) systems, IT-related risks, IT security and cybersecurity, and IT infrastructure and strategy

•advising and making recommendations to the Board regarding the state of the Company’s cybersecurity preparedness, and reviewing the threat landscape facing the Company

•reviewing and reassessing the adequacy of the Company’s IT program, policies and procedures and recommending proposed changes to the Board for approval, if required

•overseeing the Company’s internal IT Governance Committee

•monitoring and evaluating the effectiveness of the Company’s IT security and cybersecurity protocols, including IT disaster recover capabilities

Olga Botero (Chairperson)
Frank G. D'Angelo
Iván Pagán
Thomas W. Swidarski

•Met 4 times during 2020 •Must consist of at least 3 board members (including a chairperson) who must meet at least twice a year

Director Qualifications
Under the Company’s Charter, By-Laws and the Stockholder Agreement, the size of the Board is currently fixed at nine. The Stockholder Agreement grants Popular director nominee rights and it provides that, unless otherwise prohibited by applicable law, regulation or the NYSE rules (including the independence requirements described above), Popular has the right to representation on each committee of the Board in the same proportion as the number of directors, if any, nominated by Popular out of the total number of directors—for so long as Popular owns, together with its affiliates, at least 5% of our outstanding common stock.
In making its recommendations of nominees to the Board, the Nominating and Corporate Governance Committee identifies candidates who meet the current challenges and needs of the Board. The Nominating and Corporate Governance Committee considers the following factors when determining whether a person is a suitable candidate for nomination for election to the Board: (i) diversity, (ii) background, (iii) expertise, (iv) independence, and (v) other factors.
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The Board believes that diversity is key to our success. As discussed above, the Nominating and Corporate Governance Committee considers diversity, among other factors such as expertise, professional background, independence and other appropriate qualities, in determining whether a person is a suitable candidate for nomination for election to our Board. Pursuant to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee not only considers traditional demographical diversity concepts (e.g., race, ethnicity, gender, age and nationality) but also diversity of work experiences, academic backgrounds, skills and viewpoints. Our Board currently has one female director, and four of its directors identify as Hispanic; the slate of nominees for the Annual Meeting includes two female and four Hispanic director nominees. For further discussion of our diversity efforts, please refer to the “Environmental, Social and Governance (ESG) Matters” section under the “Compensation Discussion and Analysis” of this Proxy Statement.
The Nominating and Corporate Governance Committee and the Board will evaluate recommendations for director nominees submitted by directors, management, professional search firms or stockholders in the same manner, using the criteria stated above. All director nominees must submit a completed form of directors’ and officers’ questionnaire, as well as a completed questionnaire to determine independence, financial literacy, risk management experience, and any possible conflict of interest in relation to the Company or its business as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee or the Board.
In accordance with the Stockholder Agreement, if there are any vacancies on our Board, then a committee consisting of our entire Board (other than any directors who are to be replaced because Popular has lost the right to nominate them) has the right to nominate the individuals to fill such vacancies, which nominees must be reasonably acceptable to Popular for so long as it owns, together with its affiliates, at least 5% of our outstanding common stock. To maintain flexibility to nominate, appoint or retain qualified Board members, regardless of age, Evertec does not have an age limit for directors nor a mandatory retirement policy. Our Corporate Governance Guidelines are available on our website at https://ir.evertecinc.com/govdocs.

Board Leadership Structure
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. In furtherance of that objective, the Board has separated the positions of Chairman and CEO, subject to any temporary combination of those roles in connection with a CEO transition. The Board believes that a separation of the positions is in the best interests of the Company as it allows the Board to properly ensure that our businesses and risks are properly and effectively managed.
Board and committee processes and procedures, including regular executive sessions of non-management directors and a regular review of the Company’s and our executive officers’ performance, provide substantial independent oversight of our management’s performance.
The Board has the ability to change its structure, subject to any limitations under the Stockholder Agreement, should it deem a restructuring of the Board to be appropriate and in the best interests of the Company and its stockholders.
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In the event a non-independent director serves as Chairperson of the Board, as per the Company’s Corporate Governance Guidelines, the Board will appoint a lead independent director to serve as the liaison between the Chairperson and the independent and non-employee directors. For more information about our Corporate Governance Guidelines, please visit our website at https://ir.evertecinc.com/govdocs.

Chairman Duties
As an independent Chairman of the Board, Mr. D’Angelo leads the activities of the Board. As part of his duties and responsibilities, Mr. D’Angelo is charged with, among other matters: (i) convening and presiding over all Board meetings, (ii) setting the agenda for the Board, in conjunction with the CEO and the Secretary of the Board, (iii) advising the CEO on Company strategy, and (iv) acting as liaison between non-management directors and management of the Company.

Director Compensation
The Board’s Independent Director Compensation Policy (the “Director Compensation Policy”) has been designed to ensure that the Company attracts, retains and compensates skilled and experienced directors to serve on the Board. It is our Board’s policy that only non-employee directors who qualify as independent directors (as such determination is made by the Board in accordance with Section 303A.01 of the NYSE rules for listed companies) are eligible to receive compensation for their services. Pursuant to the Director Compensation Policy, our independent directors are compensated as follows:

Annual Retainers	Chair		Member
Board Retainer: Cash + Equity Compensation	$297,500	(1)	$207,500	(2)
Committee Retainers (in addition to Board compensation):(3)
Audit Committee	$25,000		$12,500
Compensation Committee	$20,000		$10,000
Nominating and Corporate Governance Committee	$10,000		$5,000
Information Technology Committee	$10,000		$5,000
(1)Includes $127,500 paid in cash and $170,000 paid in equity, which represents approximately 43% and 52% of the total Board chair retainer, respectively.
(2)Includes $82,500 paid in cash and $125,000 paid in equity, which represents 40% and 60% of the total member Board retainer, respectively.
(3)All committee retainers are paid in cash.

Pursuant to the Director Compensation Policy, each independent director may elect to receive all or a portion of his or her Board cash retainer as equity compensation. Furthermore, independent directors shall be paid a per-meeting cash fee of $1,500 if the number of meetings in a service year (i.e., as measured from one annual meeting of stockholders to the next) exceeds the established threshold number of meetings. During 2020 the Company did not pay any per-meeting fees. The threshold number of meetings after which the $1,500 per-meeting cash fee would apply are set forth in the table below; in each case (i) per service year and (ii) regardless of whether the meetings are in person or via teleconference.

Board and Committee	Threshold Number of Meetings
Board	14
Audit Committee	14
Compensation Committee	10
Nominating and Corporate Governance Committee	8
Information Technology Committee	8

In accordance with the above compensation structure, the Company granted restricted stock units (“RSUs”) to the non-management independent directors, with vesting of the RSUs occurring on May 31, 2021. If a non-management independent director is appointed to the Board other than as a result of election or reelection at the Company’s annual meeting of stockholders, his or her award of RSUs will be made as soon as practicable following such appointment. Other restrictions may apply; for more details, please refer to the “Stock Ownership Guidelines” section under the “Compensation Discussion and Analysis” of this Proxy Statement.

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The following table shows the compensation earned by our non-employee directors for their services in 2020:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Frank G. D’Angelo	152,500	149,444	301,944
Olga Botero	105,000	111,442	216,442
Jorge A. Junquera	105,000	111,442	216,442
Iván Pagán	100,000	111,442	211,442
Aldo J. Polak	97,500	111,442	208,942
Alan H. Schumacher	112,500	111,442	223,942
Brian J. Smith	102,500	111,442	213,942
Thomas W. Swidarski	92,500	111,442	203,942
(1)Includes the annual retainer amounts earned during 2020 pursuant to the Director Compensation Policy.
(2)Includes grants of RSUs pursuant to the Director Compensation Policy. The grant date fair value for awards granted to all directors was $29.35 per share. For further discussion about share-based compensation, refer to Note 16 of the Audited Consolidated Financial Statements included in the Company’s Annual Report. The number of outstanding RSUs held by our non-employee directors as of December 31, 2020 was as follows:

Name	Grant Date: June 1, 2020 RSUs (#)
Frank G. D’Angelo	5,792
Olga Botero	4,258
Jorge A. Junquera	4,258
Iván Pagán	4,258
Aldo J. Polak	4,258
Alan H. Schumacher	4,258
Brian J. Smith	4,258
Thomas W. Swidarski	4,258

Director Attendance Matters
The Board’s operation and responsibilities are governed by the Charter, the By-Laws, the charters for the Board’s standing committees, Puerto Rico law and the Stockholder Agreement.
The Company does not have a formal policy with regards to Board member attendance at the Company’s annual meetings of stockholders. All directors are encouraged to attend each annual meeting of stockholders to provide our stockholders with an opportunity to communicate with directors about issues affecting the Company; however, attendance is not mandatory. As required by the Company’s By-Laws, the Board meets immediately after the Company’s annual meeting of stockholders.
Last year, due to the COVID-19 pandemic, none of our directors standing for election at the Company’s 2020 annual meeting of stockholders were able to attend the meeting.
The Board met 15 times during 2020. None of our directors attended less than 90% of their Board and respective committee meetings. Each director’s attendance percentage for meetings of the Board and the committees on which he or she served during 2020 is listed below:

Director	Attendance Percentage
Frank G. D’Angelo	96%
Morgan M. Schuessler	100%
Olga Botero	100%
Jorge A. Junquera	100%
Iván Pagán	100%
Aldo J. Polak	100%
Alan H. Schumacher	100%
Brian J. Smith	90%
Thomas W. Swidarski	95%

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Board and Committee Evaluations
Each year, the Nominating and Corporate Governance Committee and the Board conduct a self-assessment to determine whether the Board and its committees are functioning effectively. The self-assessment requires each director to answer a questionnaire containing a series of statements that are designed to obtain the director’s opinions and comments regarding the performance of the Board and each committee. To ensure absolute confidentiality during this process, the questionnaires are submitted on an anonymous basis. The results of the assessment, which ultimately help enhance the Board enhance its overall effectiveness, are reviewed by the Nominating and Corporate Governance Committee and presented to the Board and each of its committees for discussion.

Indemnification of Directors and Officers
The Charter and By-Laws generally eliminate the personal liability of each of our directors for breaches of fiduciary duty as a director and indemnify directors and officers as described herein. Our Charter and By-Laws limit the liability of our directors to the maximum extent permitted by Puerto Rico law. However, if Puerto Rico law is amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of our directors will be limited or eliminated to the fullest extent permitted by Puerto Rico law, as so amended.
Our Charter and By-Laws provide that we will, from time to time, to the fullest extent permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. We will also indemnify any person who, at our request, is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and is involved in a suit or proceeding arising out of such position.
We may, by action of our Board, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers. The right to be indemnified includes the right of an officer or a director to be paid expenses, including, without limitation, attorneys’ fees, in advance of the final disposition of any proceeding, provided that, if required by law, we receive an undertaking (from the relevant officer or director) to repay such expenses if it is determined that such officer or director is not entitled to be indemnified.
Our Board may take certain action it deems necessary to carry out these indemnification provisions, including purchasing insurance policies. Neither the amendment nor the repeal of these indemnification provisions, nor the adoption of any provision of our Charter and By-Laws inconsistent with these indemnification provisions, will eliminate, reduce or adversely affect any rights to indemnification relating to such person’s status or any activities prior to such amendment, repeal or adoption.
Our By-Laws provide that we may maintain insurance covering certain liabilities of our officers, directors, employees and agents, whether or not we would have the power or would be required under Puerto Rico law to indemnify them against such liabilities. We maintain a directors’ and officers’ liability insurance policy (the “D&O Liability Insurance”) for the protection of our directors and certain of our officers.

We have entered into separate indemnification agreements with each of our directors in connection with his or her appointment to the Board. These indemnification agreements will require us to, among other things, indemnify our directors against liabilities that may arise by reason of their status or service as directors. We believe these provisions will assist in attracting and retaining qualified individuals to serve as directors and officers. These indemnification agreements also require us to advance any expenses incurred by the directors as a result of any proceeding against them as to which they could be indemnified and to use reasonable efforts to cause our directors to be covered by our D&O Liability Insurance policy. A director is not entitled to indemnification by us under such agreements if (i) the director did not act in good faith and in a manner he or she deemed to be reasonable and consistent with, and not opposed to, our best interests or (ii) with respect to any criminal action or proceeding, the director had reasonable cause to believe his or her conduct was unlawful.
To the best of our knowledge, currently there is no pending litigation or proceeding involving any of our directors or officers in which indemnification by us is sought, nor are we aware of any threatened litigation or proceeding that may result in such a claim for indemnification.

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Risk Oversight
The Company has in place an Enterprise Risk Management Policy (the “ERM Policy”), the overall purpose and scope of which is the execution of risk management processes that provide for risk and exposure monitoring, the embedding or integration of risk management into all activities as an integral part of the Company’s business activities, and the development of comprehensive internal controls and assurance processes linked to key risks. As a result, the Company continuously implements risk management processes that ensure the Company complies with existing regulatory and industry standards, thereby protecting the value of the Evertec brand and reputation by applying a disciplined approach to risk management, governance and internal controls.
Our Board is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board and its committees. Among other areas, the Board is directly involved in overseeing risks related to the Company’s overall strategy, including product, go-to-market and sales strategy, executive officer succession, business continuity, crisis preparedness, cybersecurity, and corporate reputational risks. In addition, the Company, under the supervision of the Audit Committee, has established procedures available to all employees for the anonymous and confidential submission of complaints or concerns relating to any matter to encourage employees to report questionable activities directly to the Company’s senior management and the Audit Committee.
A Management Operating Committee (the “MOC”) that is comprised of members of senior management (including our CEO, Chief Operating Officer (“COO”), Chief Financial Officer (“CFO”), Chief Legal and Corporate Development Officer, Chief Administrative Officer (“CAO”), heads of our business segments and such other officers of the Company as the CEO deems necessary or advisable for the proper conduct of the business of the Company) was created to assist the Audit Committee with risk oversight responsibilities. The MOC delegates risk responsibilities throughout the Company through the Company’s Risk Officer, risk owners and risk working groups in order to define the Company’s risk appetite through a combination of limits and tolerances, and ensure that processes are implemented to identify, measure and assess risks.
The ERM Policy requires regular reporting to ensure proper documentation of the Company’s ERM activities. The Risk Officer has been delegated the primary responsibility of reporting risk summaries to the Audit Committee and compiling an annual ERM report. Members of senior management also report information regarding the Company’s risk profile directly to the Board from time to time. The Board believes that the work undertaken by the Board, the Board’s committees, the MOC and the Company’s senior management team enables the Board to effectively oversee the Company’s risk management processes.
The chart below illustrates the key roles assisting the Board in its risk oversight function.

Cybersecurity
The Board has delegated to the Information Technology Committee the responsibility of exercising oversight with respect to the Company’s cybersecurity risk management and controls. Our CAO and her staff regularly update the Information Technology Committee on the Company’s cybersecurity program particularly with regards to monitoring, auditing, implementation, controls and procedures. The Audit Committee also receives regular updates from our CAO and Director of Internal Audit on cybersecurity audits. The Information Technology Committee and Board review the Company’s Information Security Policy on an annual basis to ensure that (i) our policies and procedures
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promote the resilience of the Company’s infrastructure at a level commensurate to its risk appetite, and (ii) it is compliant with current applicable regulatory requirements and leading industry standards and best practices. The Board has appointed a Chief Information Security Officer (“CISO”), who is responsible for establishing and maintaining the enterprise vision, strategy and programs to ensure information assets as adequately protected. The CISO reports directly to our CAO.

Procedures for Communications with the Board
Stockholders and any interested party may communicate directly with the Board. All communications should be directed to our Secretary of the Board at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. Communications to the Board should be sent to: Evertec, Inc., Board of Directors, care of the Secretary of the Board, Road 176, Kilometer 1.3, San Juan, Puerto Rico 00926. This process is also described in our website at https://ir.evertecinc.com/BoardofDirectors.

Section 16(a) Report Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires that our directors, executive officers, and holders who own more than 10% percent of any registered class of the Company’s equity securities file with the SEC initial reports of beneficial ownership and report changes in beneficial ownership of common stock and other equity securities. Such reports are filed on Form 3, Form 4 and Form 5 under the Exchange Act, as appropriate. Reporting persons holding the Company’s stock are required by the Exchange Act to furnish the Company with copies of all Section 16(a) reports they file.
To the Company’s knowledge, based solely on the Company’s review of copies of these reports, and written representations from such reporting persons that no other reports were required, the Company believes that all filings required to be made by reporting persons holding the Company’s stock were correctly and timely filed for the fiscal year ended December 31, 2020 in accordance with Section 16A(a), except for one late filing by Mr. Castrillo, in relation to the reporting of a sale in December 2020.

Management Succession Planning
The Company has in place a management succession plan applicable to our NEOs, the rest of our senior management team and other key positions within the Company. Pursuant to its charter, the Compensation Committee is responsible for developing and reviewing a succession plan for both our CEO and senior management and recommending the approval of such succession plan to the Board. This succession plan is revised annually and includes both a long-term succession plan and an emergency succession plan.

Shareholder Engagement
Evertec engages with various stakeholder groups in a variety of ways. We review recent business trends, regulatory changes and stakeholder expectations. We also consider ESG rating agencies, corporate peers and Evertec’s leadership input. Our Head of Investor Relations, CEO and/or CFO regularly engage with investors, prospective investors and analysts through earnings calls, direct engagement and/or investor conferences. Other senior management members may also participate in such meetings to provide insight on the Company’s services, performance, strategy, and growth. Further, Board members may be included in areas of shareholder concerns regarding significant governance matters. In 2020 we engaged with our top 50 investors representing close to 60% of our outstanding common stock.

Code of Ethics
Evertec’s ethical principles of integrity, honesty and good faith provide the foundation for our ethical business practices and standards. We have adopted a Code of Ethics that applies to all our directors, officers and employees, including our CEO and CFO. The purpose of this Code of Ethics is to promote honest and ethical conduct and compliance with the law, while serving as a guide on our vision, mission and values. The Code of Ethics includes the Company’s Human Rights Policy. Each year our directors, officers and employees receive the Code of Ethics and agree to comply with its provisions. Our Code of Ethics is published on our website at https://ir.evertecinc.com/codeofethics. We intend to include on our website any amendments to, or waivers from, a provision of the Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller that relates to any element of the “code of ethics,” as defined by the SEC.

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We also have in place a Code of Ethics for Vendors and Service Providers which defines and reaffirms these high standards and helps our vendors and service providers fully understand their duty to comply with ethical principles and all laws, rules and regulations applicable to the engaged service. When service providers make a commitment to work with Evertec, they also commit to the terms of our Code of Ethics for Vendors and Service Providers and to maintaining high standards, ethical business practices and compliance requirements materially similar to those stated in our Code of Ethics for Vendors and Service Providers. Our Code of Ethics for Vendors and Service Providers is published on our website at https://ir.evertecinc.com/vendorcode.

Environmental, Social and Governance (ESG) Matters
ESG is woven into our culture and values. We believe it is our responsibility to deliver business success while at the same time doing what is best for our employees, customers, communities and the world around us. The Nominating and Corporate Governance Committee is responsible for monitoring, reviewing and making recommendations on ESG matters. Our Board, senior management and the ESG working group are committed to developing strong ESG practices that are essential for generating long-term value for all of our stakeholders.
We are focused on making continuous progress on our ESG priorities, making a real difference and increasing transparency with all of our stakeholders. As such, some of our recent accomplishments under our ESG program include: (i) obtaining a participation of 85% in the Company’s 2020 Engagement Survey; (ii) being named to the Bloomberg Gender Equality Index for three consecutive years; (iii) investing $4.5 million over four years in corporate responsibility programs; (iv) increasing our Board gender diversity to over 20% with the proposed Board nominees for 2021; and (v) transitioning nearly 2,500 employees to a “work from home” environment.
We promote diversity and inclusion as part of our formula for innovation. As such, we value diversity of ideas, thoughts and opinions. We embrace inclusion of our people, products and services, and integrating diversity in our strategies and business decisions. Over 99% of our employees and 98% of our managers are Hispanic.
Our vision, mission and values are embedded in our corporate culture and in the way we manage our relationships with employees, clients, vendors and service providers. Thus, they are an integral part of our ethical business practices and standards.
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mission

We aspire to be the most innovative and reliable technology provider for the benefit of our customers, communities and shareholders.

vision

Technology that speaks your language.

our values

customer satisfaction

Our customers come first. They are the reason our company exists.

accountability

We are responsible. We are a diverse team who holds ourselves and each other accountable.

integrity

We always do the right thing. We adhere to the highest ethical standards.

proactivity

We anticipate. We prevent problems and seize opportunities before others.

sense of community

It is not just about us. We work for the good of our communities and our families.

innovation

We innovate. We celebrate change and look for better ways to do things.

passion

We are passionate about everything we do. We have fun and we want to win.

teamwork

We are a team with shared goals. We respect individual differences, believe in open communication and leverage our unique strengths.

For additional information related to the Company’s ESG program, including, but not limited to, governance practices, environmental footprint and resource reduction efforts, employee development initiatives, community involvement details and data security, please refer to our ESG tear sheet available on our website at https://ir.evertecinc.com/ESGdoc.
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BIOGRAPHICAL INFORMATION OF OUR EXECUTIVE OFFICERS

Executive Officers

Morgan M. Schuessler, Jr.
Age: 50

Mr. Schuessler joined the Company in April 2015 as our President and CEO. Please refer to the “Information About Director Nominees” section under Proposal 1 for Mr. Schuessler’s biographical information.

Joaquín A. Castrillo
Age: 38

Mr. Castrillo has served as our Executive Vice President, CFO and Treasurer since 2018. He has worked at the Company since 2012 serving in roles of increasing responsibility. Prior to joining the Company, Mr. Castrillo was an Audit Manager in the Banking and Capital Markets group of PwC. Mr. Castrillo holds a B.B.A. with a double concentration in Finance and Accounting from Villanova University. He is also a Certified Public Accountant.

Rodrigo Del Castillo
Age: 59

Mr. Del Castillo has served as our Executive Vice President and Chief Commercial Officer for Latin America since February 2020. He joined the Company in 2017 with the acquisition of the business formerly known as PayGroup. Mr. Del Castillo has more than 30 years of experience in the development and commercialization of products, IT services and transactional financial solutions. He holds a Bachelor of Science degree in Industrial Engineering from the Universidad de Santiago in Chile and a Master of Business Management from the Universidad Adolfo Ibáñez, also in Chile.

Paola Pérez
Age: 37

Ms. Pérez has served as our Executive Vice President and CAO since March 2020. She joined the Company in 2011 as Director of Internal Audit. Before joining Evertec, Ms. Pérez worked at Chartis as an External Reporting Manager for the Latin America Region, and PwC where she worked as a senior auditor. She obtained her Bachelor of Science in Accounting from Fairfield University and is a Certified Public Accountant.

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Carlos J. Ramírez
Age: 59

Mr. Ramírez is our Executive Vice President—Puerto Rico Sales. He joined the Company in April 2004 and became an Executive Vice President in 2012. Before joining the Company, Mr. Ramírez worked for 21 years at GM Group, Inc., holding various senior positions in product and sales management. Mr. Ramírez received his Bachelor of Science degree in Computer and Systems Engineering from Rensselaer Polytechnic Institute.

Luis A. Rodríguez
Age: 43

Mr. Rodríguez has served as our Executive Vice President, Chief Legal and Corporate Development Officer, and Secretary of the Board since 2016. Prior to joining the Company in 2015, Mr. Rodríguez served as Executive Director at J.P. Morgan in New York. Mr. Rodríguez possesses a bachelor’s degree from the Woodrow Wilson School of Public and International Affairs at Princeton University and holds a Juris Doctor from Stanford Law School.

Guillermo Rospigliosi
Age: 47

Mr. Rospigliosi is our Executive Vice President and Chief Product and Innovation Officer. Before joining the Company in 2016, he served as Chief Risk Officer for Visa in Latin America and before that he was the Managing Director for Latin America at CyberSource, a Visa subsidiary. He graduated from the Universidad de Lima with a Bachelor of Science in Business Administration and holds an MBA from the University of Texas in Austin.

Philip E. Steurer
Age: 52

Mr. Steurer has served as our Executive Vice President and COO since 2012. Before joining the Company, Mr. Steurer worked for over 11 years at First Data Corporation, where he last served as Senior Vice President—Latin America and Caribbean from 2003 to 2012. Mr. Steurer holds an MBA in Finance from Indiana University, and a Bachelor of Business Administration degree in Finance from the University of Notre Dame.

Miguel Vizcarrondo
Age: 47

Mr. Vizcarrondo is our Executive Vice President and Chief Commercial Officer for Puerto Rico and the Caribbean. Prior to joining the Company in 2010, Mr. Vizcarrondo worked in Banco Popular de Puerto Rico for 14 years. Mr. Vizcarrondo holds a Bachelor of Science in Management, with a concentration in Finance, from Tulane University.

All ages are as of the Record Date.
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PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Overview
Pursuant to Item 402 of Regulation S-K of the Exchange Act, stockholders are being asked to approve, on an advisory basis, the compensation of the NEOs, as set forth and discussed in the “Compensation Discussion & Analysis” section of this Proxy Statement, which includes compensation tables and related narrative discussion and analysis.
In spite of the challenges brought by the COVID-19 pandemic, 2020 was a strong year for our Company as we increased many of our key financial indicators compared to the previous year, including but not limited to our revenues, adjusted EBITDA, adjusted net income and GAAP diluted earnings per common share.
Our executive compensation program is designed to attract, motivate and retain talented executive officers and align their interests with the long-term interests of the Company’s stockholders. Our compensation program:
•compensates executive officers fairly and competitively, which promotes management stability and supports the short- and long-term well-being of the Company
•rewards performance that meets or exceeds established goals
•develops incentives to achieve a high level of performance while discouraging excessive risk-taking in the business
For more details of our compensation program, please refer to the “Compensation Philosophy and Objectives” section under the “Compensation Discussion & Analysis” of this Proxy Statement.
Because your vote is advisory, it will be non-binding on the Board and the Company. However, your vote will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE APPROVAL OF OUR
EXECUTIVE COMPENSATION ON AN ADVISORY BASIS.

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COMPENSATION DISCUSSION AND ANALYSIS

2020 Performance Highlights
We displayed strong commitments to our communities, clients, employees, and stockholders during 2020. Some of the financial highlights for the fiscal year ended December 31, 2020 include:
All amounts are approximates. For more information on the Company’s financial performance in 2020, please refer to our Annual Report on Form 10-K for the fiscal year ended on December 31, 2020, as amended by our Post-Effective Amendment No. 1 to Form 10-K filed on April 1, 2021.
In addition to GAAP measures, management uses non-GAAP measures to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations as it is frequently used by securities analysts, investors and other interested parties to evaluate companies in this industry. We define “EBITDA” as earnings before interest, taxes, depreciation and amortization and “Adjusted EBITDA” as EBITDA further adjusted to exclude unusual items and other adjustments.
For purposes of this discussion, “Adjusted Earnings per common share” is a supplemental measure of the Company’s performance; it is not required by, or presented in accordance with, GAAP. It is not a measurement of the Company’s financial performance under GAAP, and should not be considered as an alternative to total revenue, net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities, as an indicator of cash flow or as a measure of the Company’s liquidity.
We define “Adjusted Net Income” as net income adjusted to exclude unusual items and other adjustments. We define “Adjusted Earnings per common share” as Adjusted Net Income divided by diluted shares outstanding. EBITDA, Adjusted EBITDA, and Adjusted Earnings per common share are not measurements of liquidity or financial performance under GAAP. For additional details, refer to our reconciliation of GAAP to non-GAAP results provided in the Company’s Form 10-K for the fiscal year ended December 31, 2020, as amended by our Post-Effective Amendment No. 1 to Form 10-K filed on April 1, 2021.
Return to Stockholders
The following graph shows a comparison from April 12, 2013 (the date our common stock commenced trading on the NYSE) through December 31, 2020 of the cumulative total return for our common stock, the S&P 500 Index and the S&P Technology Index. The graph assumes that $100 was invested on April 12, 2013 in our common stock, and in each index, and that all dividends were reinvested.
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Historical stock price performance is not necessarily indicative of future stock price performance.

Outside Advisors
The Compensation Committee uses Frederic W. Cook & Co. (“F.W. Cook”) to assist it in its review of our entire executive and director compensation program. The Compensation Committee assessed the independence of F.W. Cook and whether its work raised any conflict of interest, taking into consideration the independence factors set forth in applicable SEC and NYSE rules, and determined that F.W. Cook was independent and its work raised no conflict of interest. Aside from its work for the Compensation Committee, F.W. Cook does no other work for the Company.

Executive Compensation Highlights
Our compensation program for our NEOs consists of the following core elements:
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The charts below set forth the target compensation mix for the CEO and the average target compensation mix for the rest of our NEOs during 2020:

Named Executive Officers (NEOs)
The table below sets forth a list of our NEOs for 2020. All of our NEOs are employed by Evertec Group, LLC (“Evertec Group”) and also serve in similar functions for the Company.

Name	Title
Morgan M. Schuessler, Jr.	President and Chief Executive Officer
Joaquín A. Castrillo	Executive Vice President, Chief Financial Officer and Treasurer
Luis A. Rodríguez	Executive Vice President, Chief Legal and Corporate Development Officer, and Secretary of the Board of Directors
Guillermo Rospigliosi	Executive Vice President and Chief Product and Innovation Officer
Miguel Vizcarrondo	Executive Vice President and Chief Commercial Officer for Puerto Rico and the Caribbean

Compensation Philosophy and Objectives
The Compensation Committee is responsible for establishing, implementing and continually monitoring adherence with our general compensation philosophy and objectives. As part of its duties and responsibilities, the Compensation Committee determines our CEO’s compensation, approves the compensation of our other executive officers and directors, and administers our equity-based compensation plans, in which our NEOs may participate. The Compensation Committee is also charged with (i) overseeing the risk assessment of the compensation arrangements applicable to our executive officers and other employees and (ii) reviewing and considering the relationship between risk management policies and practices, and compensation.
The Compensation Committee meets as often as necessary, but at least once annually. While ultimate responsibility for compensation recommendations rests with the Compensation Committee, it has the authority to hire a compensation consultant to assist it in fulfilling its duties. As previously noted, the Compensation Committee has engaged F.W. Cook to advise it in the fulfillment of its duties.
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The Compensation Committee’s intent is to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive. Furthermore, Evertec’s compensation philosophy has been and continues to be to target the 25th percentile of our approved compensation peer group in recognition of the size differentials that exist between Evertec and the compensation peer group companies, as well as the challenges in identifying good business matches within desired size parameters. Compensation for our NEOs has been designed to provide rewards commensurate with each NEO’s contribution.
The philosophy embedded in our compensation program is to: (i) support an environment that rewards performance against established goals; (ii) provide fair base compensation, benefits and incentive compensation in order to foster stability at the management level and support our short- and long-term success; (iii) align the interests of executives with the long-term interests of stockholders through equity-based awards; and (iv) develop incentives to achieve high levels of performance without encouraging excessive risk-taking.
Our executive compensation strategy is designed to: (i) attract and retain highly qualified executives; (ii) provide executives with compensation that is competitive within the industry in which we operate; (iii) establish compensation packages that take into consideration the executive's role, qualifications, experience, responsibilities, leadership potential, creativity, individual goals and performance; and (iv) align executive compensation with the achievement of our business objectives.
This Compensation Discussion and Analysis (“CD&A”) reflects a discussion of our compensation objectives and philosophy, as well as the elements of our total NEO compensation packages including, but not limited to, information regarding certain compensation changes implemented for 2020.
The Compensation Committee may conduct further review of the executive compensation philosophy and objectives from time to time and reserves the right to make changes to the executive compensation practices as it considers appropriate.
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Say on Pay
The Board carefully considers the results of our stockholders’ advisory say-on-pay vote. Our stockholders continue to express support for the Company’s executive compensation program with the Company receiving approximately 96% advisory approval in 2020. In consideration of this continued support, the Board maintained the principal features and performance-based elements of the executive compensation program in 2020. At the Annual Meeting, the Company’s stockholders will again have the opportunity to approve Evertec’s executive compensation program through the advisory say-on-pay vote included as Proposal 2 in this Proxy Statement.

Role of Executive Officers in Compensation Decisions
Our CEO defines and recommends to the Compensation Committee the corporate and individual objectives for each of our other NEOs annually. The Compensation Committee has the authority to modify these objectives as it deems necessary and approve the final incentive opportunity which will be communicated by the CEO to such NEOs.
Our CEO reviews the performance of each of our other NEOs annually and formulates recommendations based on these reviews, including recommendations with respect to salary adjustments, annual incentive award targets and actual payout amounts. These recommendations are presented to the Compensation Committee, which has the discretion to modify any recommended adjustments or awards to executives, including our NEOs.
The Compensation Committee has final approval over all compensation decisions for our NEOs and approves recommendations regarding cash and equity awards for all of our NEOs. Although the CEO is present to discuss recommendations pertaining to each of our other NEOs, our CEO is not permitted to attend those portions of meetings of the Compensation Committee during which the CEO’s performance and/or compensation is discussed, unless specifically invited by the Compensation Committee.

Competitive Compensation Practices
As part of the Company’s comprehensive review of its compensation programs and practices, the Compensation Committee, with the assistance of F.W. Cook, established an executive compensation peer group to assist in evaluating the competitiveness of NEO compensation in terms of both dollar opportunity and compensation structure and design.
In narrowing its focus of comparable companies for consideration, the Compensation Committee considered:

•the extent to which the peer companies compete with Evertec in one or more lines of business, for executive talent and for investors	•comparability of revenues, market capitalization, total assets and number of employees

•statistical reliability in terms of the total number of companies in the peer set	•“peer of peer” analysis
F.W. Cook last conducted a review of our peer group of companies in December 2020. The Compensation Committee continues to use the following compensation peer group of companies to make its NEO compensation decisions:

ACI Worldwide	EVO Payments
Bottomline Technologies	Jack Henry & Associates
Black Knight	MoneyGram International
Cardtronics	Q2 Holdings
Euronet Worldwide	WEX
Everi Holdings
Evertec, Inc. 2021 Proxy Statement     27

Evertec’s compensation philosophy has been and continues to be to target the 25th percentile of the above peer group in recognition of the size differentials that exist between Evertec and the peer companies, as well as the challenges in identifying good business matches within the desired size parameters. Given the Company’s location in Puerto Rico, the Compensation Committee must balance the challenges of attracting and retaining experienced local executive talent with talent from the mainland United States and elsewhere. To this end, the Compensation Committee also reviews from time to time the compensation data for several publicly-traded companies based in Puerto Rico (i.e., Popular, First BanCorp., OFC Bancorp and Triple-S Management Corporation) as additional reference points in an effort to monitor the local marketplace for executive talent.
The Compensation Committee’s access to competitive benchmarking is a critical element to understanding the current environment for executive talent. Along with other factors, this information enables the Compensation Committee to make well-informed decisions on recruitment and retention of key executives. F.W. Cook last prepared a benchmark compensation study on behalf of the Compensation Committee for NEOs in February 2021 and for directors in July 2019.

Elements of Compensation
The Compensation Committee believes the compensation packages provided to our executives, including our NEOs, should include both cash and equity-based incentives that reward performance against established business goals and that discourage management from taking unnecessary and/or excessive risks that may harm the Company. Our compensation program for our NEOs consists of the following core elements:

Base Salary
We provide our NEOs and other employees with a base salary to compensate them for services rendered during the year. This fixed element of our compensation program is determined for each executive based on position and scope of responsibility. Annual base salary for our NEOs is subject to review and approval by the Compensation Committee. In reviewing base salaries, the Compensation Committee may consider, among other factors:

✓	changes in the executive’s individual responsibility
✓	analysis of the executive’s compensation both internally (i.e., relative to other Evertec officers) and externally (i.e., relative to similarly situated executives at peer companies)
✓	the executive’s individual performance
Having considered these factors, and to ensure that our total compensation packages are competitive with those provided by our peer companies and our competitors for top executive talent, and after consultation with F.W. Cook, the Compensation Committee approved the following base salaries for our NEOs for 2020, including base salary increases for Messrs. Schuessler, Castrillo, Rodríguez, Rospigliosi and Vizcarrondo to $740,000, $375,000, $320,000, $360,000 and $360,000, respectively, which became effective on September 1, 2020. Below please find base salaries for our NEOs:

Name	2020 Base Salary ($)(1)	2019 Base Salary ($)(2)	Percent Change(%)
Morgan M. Schuessler, Jr.	740,000	700,000	5.71%
Joaquín A. Castrillo	375,000	325,000	15.38%
Luis A. Rodríguez	320,000	300,000	6.67%
Guillermo Rospigliosi	360,000	330,000	9.09%
Miguel Vizcarrondo	360,000	330,000	9.09%
(1)Base salaries as of December 31, 2020.
(2)Base salaries as of December 31, 2019.
28   Evertec, Inc. 2021 Proxy Statement

Annual Cash Incentive
Our Compensation Committee, with F.W. Cook’s recommendations, places considerable weight on the achievement of certain quantitative factors as reflected in the corporate component of the cash incentive under the Company’s annual cash incentive program, thus strengthening our commitment to a pay-for-performance compensation philosophy.
The target annual cash incentive as a percentage of salary is a mix between corporate performance, business metric (as applicable) and individual performance elements.
•For our CEO and CFO, the corporate and individual objective components were established at 90% and 10% of the overall cash incentive targets, respectively.
•For NEOs in charge of business segments, a business metric was established at 60%, and the corporate and individual objective components were established at 20% and 20% of the overall incentive targets, respectively.
•For NEOs with support functions (to which the business metric was not applicable), the corporate and individual objective components were established at 75% and 25% of the overall cash incentive targets, respectively.
Under the annual cash incentive program, the Compensation Committee establishes specific performance objectives for the Company, as well as threshold, target and maximum levels based on actual achievement. The corporate component of the potential cash incentive is triggered if the Company achieves at least 95% of each of the (i) revenue target (weighted at 40%) and (ii) Adjusted Net Income (weighted at 60%) target for the fiscal year, with our NEOs receiving 50% of the corporate component at the 95% performance level, and up to 150% of the corporate component at 110% of our target level corporate metrics, with linear interpolation between the 95% and 110% performance levels.
For 2020 the corporate performance metric was measured against the following goals:

Metric	Weight	Threshold (95%) (000's)	Target (100%) (000's)	Maximum (110%) (000's)
Revenues	40%	$481,360	$506,695	$557,364
Adjusted Net Income	60%	$143,342	$150,886	$165,975

The Company’s performance in those two metrics during 2020 was as follows:

Metric	Performance (000's)	% Difference (Target)	Payment Score	Weighted Score
Revenues	$510,588	0.77%	103.84%	41.54%
Adjusted Net Income	$151,360	0.31%	101.57%	60.94%
CORPORATE PERFORMANCE METRIC PAYOUT SCORE:				102%

Furthermore, our NEOs were eligible to earn a cash incentive of 0% up to 150% of the individual component based on each executive’s individual performance, which is assessed and given a performance rating. If the NEO’s individual performance rating is “Below Minimum Acceptable Performance,” such NEO will not receive any portion of the annual cash incentive, regardless of the corporate component or business metric results. Other ratings for NEOs will result in the individual performance component being modified by factors ranging from 50% for a rating of “Needs Development” up to 150% for a rating of “Exceptional Performance.”
The executive’s successful implementation and completion of audit observations, enterprise risk management action items and achievement of the financial budget are also considered as part of the actual cash incentive payout calculation. For 2020 all of our NEOs were deemed to have either met or exceeded their individual objective goals.

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The actual incentive payout for each of our NEOs for 2020 was as follows:

NEOs	Target Cash Incentive Percentage	Corporate Performance Percentage(1)	Business Metric Percentage(1)	Individual Performance Percentage(1)	Target Cash Incentive	Actual Cash Incentive Payout(2)
Morgan M. Schuessler, Jr.	125%	90%	—%	10%	$925,000	$945,638
Joaquín A. Castrillo	75%	90%	—%	10%	$281,250	$287,525
Luis A. Rodríguez	75%	75%	—%	25%	$240,000	$244,462
Guillermo Rospigliosi	75%	75%	—%	25%	$270,000	$268,144
Miguel Vizcarrondo	75%	20%	60%	20%	$270,000	$286,325
(1)     Actual cash incentive payout breakdown is as follows:

NEOs	Corporate ($)	Business ($)	Individual ($)
Morgan M. Schuessler, Jr.	853,138	—	92,500
Joaquín A. Castrillo	259,400	—	28,125
Luis A. Rodríguez	184,462	—	60,000
Guillermo Rospigliosi	207,520	—	67,500
Miguel Vizcarrondo	55,339	172,486	58,500
(2)     May include adjustments in connection with non-compliance of budget, enterprise risk action plans and audit plans.

Long-Term Equity Incentives
In connection with our initial public offering, we adopted the Evertec, Inc. 2013 Equity Incentive Plan (the “2013 Plan”), under which stock options, restricted stock and other equity awards have been granted. The Compensation Committee has been delegated the responsibility to administer the 2013 Plan.
Our Compensation Committee believes that a long-term incentive design linked to strong pay-for-performance principles is appropriate to ensure executive ownership and linkage to the long-term interests of Evertec’s stockholders. As a result, since 2015 our NEOs have been awarded grants of RSUs under the 2013 Plan. RSU awards provide for the grant of both performance-based and time-based RSUs designed for the dual purpose of serving as an incentive vehicle to help ensure that key employees’ compensation is linked to the Company’s overall performance in future years and as a retention mechanism.
Following a comprehensive review of the Company’s long-term incentive plan, in 2016 the Compensation Committee established Adjusted EBITDA as the primary performance measure while maintaining focus on total stockholder return (“TSR”) through the use of a performance modifier. As part of this revamped process, RSUs earned based on the Adjusted EBITDA performance (“EBITDA RSUs”) are adjusted upwards or downwards (+/- 25%) based on the Company’s relative TSR at the end of the three-year performance period as compared to companies in the Russell 2000 Index (see “Relative TSR Multiplier” in table below). The Compensation Committee’s decision was influenced by the macroeconomic conditions then-present in Puerto Rico and a focus on placing more emphasis on operational performance that is within management’s control. The Compensation Committee has reviewed and discussed these metrics with F.W. Cook each year since its adoption and has determined that they continue to be appropriate for the Company under our compensation philosophy. For details on the reconciliation of our GAAP to non-GAAP results, please refer to the results provided in the Company’s Form 10-K for fiscal year ended December 31, 2020, as amended by our Post-Effective Amendment No. 1 to Form 10-K filed on April 1, 2021.
All unvested RSUs granted to NEOs have dividend equivalent rights, which entitle the RSU holders to the same value per share as our stockholders for dividends declared between the date of the grant and the settlement date of the RSUs. Dividend equivalents are subject to the same terms and conditions as the corresponding unvested RSUs and are accumulated and paid only upon the vesting and settlement of the underlying RSUs.
RSU Distribution Mix
For 2020 the Compensation Committee approved grants of time-based RSUs and performance-based RSUs to its CEO and other NEOs, with the following distribution mix:
30   Evertec, Inc. 2021 Proxy Statement

Performance-based RSUs
The Adjusted EBITDA performance measure was calculated for the one-year period commencing on January 1, 2020 and ending on December 31, 2020, relative to the goals set by the Compensation Committee for this same period. The EBITDA RSUs are earned according to the table below, and are subject to a three-year service period before vesting measured from the date of the grant:

Performance Level(1)	Evertec 1-Year Adj. EBITDA for 2020 (amounts in millions)($)	Payout Percentage
Maximum	261.7 or above	200%
Target	237.9	100%
Threshold	230.8	60%
Less Than Threshold	below 230.8	0%
(1)     Performance between levels is linearly interpolated.
As previously stated, the Company’s Adjusted EBITDA for the one-year period that commenced on January 1, 2020 and ended on December 31, 2020 was $240.5 million which, pursuant to the table above, yielded a 110.6% payout percentage. The earned number of EBITDA RSUs shall be then modified by relative TSR performance, which will continue to be measured against the Russell 2000 Index over a three-year period. The following table summarizes the relationship between the Company’s actual TSR performance when compared with the TSR performance of the members of the Russell 2000 Index and the associated modifier for the performance achieved:

Performance Level(1)	Company Percentile Rank vs. Russell 2000 Index	Relative TSR Multiplier
Maximum	75th Percentile or Above	1.25
Target	50th Percentile	1.00
Threshold	35th Percentile or Below	0.75
(1)     Performance between levels is linearly interpolated.
Time-based RSUs
The time-based RSUs granted to NEOs vest in three equal installments on February 27, 2021, 2022 and 2023, provided that the NEO remains continuously employed with the Company during such time period except as otherwise set forth in the applicable award agreement.

Name	Long-Term Equity Incentive Total Award Value ($)	RSUs Granted
		Time-based (#)(1)	Performance-based (#)(2)	Total (#)
Morgan M. Schuessler, Jr.	3,600,000	41,069	68,985	110,054
Joaquín A. Castrillo	1,000,000	13,037	17,688	30,725
Luis A. Rodríguez	525,000	6,844	9,286	16,130
Guillermo Rospigliosi	750,000	9,778	13,266	23,044
Miguel Vizcarrondo	750,000	9,778	13,266	23,044
(1)As of the grant date, the closing common stock price was $30.68.
(2)As of the grant date, the Monte Carlo simulation value for all executives was $33.92.
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The actual number of time-based RSUs granted was determined by dividing the award dollar value by the price of our common stock on the close of business of the date of grant. The actual number of performance-based RSUs granted was determined by dividing the award dollar value by a Monte Carlo simulation value that factors future stock prices for the Company and companies in the Russell 2000 Index.
Performance-Based RSU Awards that were Scheduled for Vesting in 2020
In 2017 the Compensation Committee approved grants of performance-based awards to certain NEOs (the “2017 EBITDA RSU Awards”). Pursuant to the 2017 EBITDA RSU Awards, the participating NEOs were eligible to earn the awarded RSUs vesting on February 24, 2020, only to the extent that performance was achieved against certain pre-established goals. The 2017 EBITDA RSUs Awards were set to be earned according to the table below, and were subject to a three-year service period before vesting measured from the date of the grant:

Performance Level(1)	Evertec 1-Year Adj. EBITDA for 2017 (amounts in millions)($)	Payout Percentage
Maximum	203 or above	200%
Target	184	100%
Threshold	179	60%
Less Than Threshold	below 179	0%
(1)     Performance between levels is linearly interpolated.
The Company’s Adjusted EBITDA for the one-year period that commenced on January 1, 2017 and ended on December 31, 2017, which was adversely affected by the impacts of Hurricanes Irma and Maria, was $178 million; therefore, the performance-based target was not met, the payout was 0%, and the 2017 RSU EBITDA Awards were forfeited.
2021 Awards
In February 2021 the Compensation Committee approved a grant of time-based RSUs to the NEOs, vesting in three substantially equal installments on March 2, 2022, 2023 and 2024, provided that the NEO remains continuously employed with the Company during such time period except as otherwise set forth in the applicable award agreement.
For the 2021 performance-based RSUs, the Compensation Committee continued to use an Adjusted EBITDA target with the TSR Modifier as the metrics for such awards. The Adjusted EBITDA performance measure for 2021 shall be calculated for the one-year period commencing on January 1, 2021 and ending on December 31, 2021, relative to the goals set by the Compensation Committee for this same period.
Similar to 2020, the EBITDA RSUs are earned according to performance level targets and are also subject to a three-year service period, measured from the date of the grant, before vesting. As in 2020, the earned number of EBITDA RSUs will then be modified by relative TSR performance, which will continue to be measured against the Russell 2000 Index over a three-year period.
For 2021 the Compensation Committee approved grants of time-based RSUs and performance-based RSUs to its CEO and other NEOs, with the following distribution mixes:

32   Evertec, Inc. 2021 Proxy Statement

Name	Total Award Value ($)	RSUs Granted
		Time-based (#)(1)	Performance-based (#)(2)	Total (#)
Morgan M. Schuessler, Jr.	5,250,000	50,999	84,467	135,466
Joaquín A. Castrillo	1,424,000	15,809	21,148	36,957
Luis A. Rodríguez	750,000	8,326	11,138	19,464
Guillermo Rospigliosi	1,214,000	13,477	18,029	31,506
Miguel Vizcarrondo	1,214,000	13,477	18,029	31,506
(1)As of the grant date, the closing common stock price was $36.03.
(2)As of the grant date, the Monte Carlo simulation value for all executives was $40.40.

Other Compensation
Christmas Bonus
In 2020 each NEO received a Christmas bonus. As a general rule, Puerto Rico law requires companies to provide employees who worked more than 700 hours in a year an amount not less than $600 as a Christmas bonus, which must be paid on or before the 15th day of December of the applicable year. In 2020 our practice was to pay a Christmas bonus to employees in Puerto Rico in an amount equivalent to approximately 4.17% of the employee’s base salary for employees hired before October 29, 2012 and 3.00% of the employee’s base salary for employees hired after this date.
Benefits and Perquisites
Our NEOs participate in the same benefit programs as the rest of our general employee population. These benefits may include health insurance coverage, short- and long-term disability insurance, and life insurance, among others. In addition, in order to better enable us to attract, retain and motivate employees in key positions, we provide limited perquisites to our NEOs to assist them in carrying out their duties and increasing productivity. We believe these perquisites, which do not constitute a significant portion of our NEOs’ total compensation package, are reasonable, customary with local practice and consistent with our overall compensation philosophy. These perquisites may include (i) the use of Company-owned automobiles, (ii) club membership fees for certain of our NEOs, (iii) entertainment tickets and tickets to Company-sponsored events for NEOs and a guest, (iv) corporate gifts under $200, (v) executive concierge services as part of the NEOs’ health insurance coverage at no incremental cost, and (vi) executive assistance for personal matters which may represent no more than 15% of the NEO’s executive assistant’s time, if applicable, for which there is no incremental cost to the Company.
Our NEOs, as well as all other Evertec Group employees, were eligible to participate in the Evertec Group Savings and Investment Plan in 2020. This plan is a tax-qualified retirement savings plan (similar to a 401(k) plan) to which all of our Puerto Rico employees were able to contribute up to $15,000 in 2020 on a pre-tax basis and up to 10% after-tax of their total annual compensation. We match 50% of the employee contributions up to 3% of base salary. All matching contributions to the Evertec Group Savings and Investment Plan vest 20% each year over a five-year period.

Tax Deductibility of Executive Compensation
All of our NEOs are residents of Puerto Rico. The Compensation Committee intends that all applicable compensation payable to NEOs be deductible for income tax purposes. The Puerto Rico Internal Revenue Code of 2011, as amended, does not provide a limitation for compensation; as a result, the compensation paid to Puerto Rico residents is deductible for Puerto Rico income tax purposes only.

Stock Ownership Guidelines
The Stock Ownership Guidelines for directors, NEOs and certain other key employees of the Company, as adopted by our Compensation Committee, were established to align the financial interest of the directors and certain officers of the Company with those of the Company’s stockholders. The guidelines provide for ownership levels to be based on the fair market value of the Company’s common stock. Furthermore, the Compensation Committee believes that the investment community values stock ownership by the Company’s directors and NEOs and that share ownership
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demonstrates a commitment to and belief in the long-term profitability of the Company. Our NEOs, other key officers and directors are generally subject to the following ownership guidelines:

Designated Owner	Ownership Level*
Non-Employee Independent Directors	5 times annual cash retainer
Chief Executive Officer	5 times annual base salary
Executive Vice Presidents	3 times annual base salary
Senior Vice Presidents	1 times annual base salary
*The designated owner has 5 years to achieve his or her applicable ownership level. If the designated owner becomes subject to a greater ownership amount due to promotion or an increase in base salary or cash retainer in the case of non-employee independent directors, the designated owner is expected to meet the new ownership level required within the later of the remaining term of the original 5-year period or 3 years from the effective date of such promotion or salary or cash retainer increase.

Anti-Pledging and Anti-Hedging Policies
Pursuant to our Insider Trading Policy and related procedures, none of our directors, executives or employees may engage in speculative transactions in Evertec securities and other transactions that may otherwise give the appearance of impropriety, including pledging Evertec securities as margin call or as collateral for a loan. Any exception with respect to this prohibition must be pre-cleared by the Company prior to the execution of documents evidencing the proposed transaction. Furthermore, all directors, executive officers and employees are prohibited from engaging in any transaction in which they profit from short-term movements, either increases or decreases, in the price of Evertec securities.

Clawback Policy
We have in place a Clawback Policy that intends to encourage sound financial reporting and increase individual accountability. The policy is administered by the Compensation Committee and it applies to all short or long-term cash incentives and bonuses, stock options, equity or equity-based awards, whether performance-based or service based, including without limitation RSUs, and other incentive compensation.

All (i) officers of the company (as defined by Section 16 of the Exchange Act), (ii) executive vice-presidents of the Company, and (iii) any other designated employee of the Company that the Compensation Committee designates are considered “covered officers” under the Clawback Policy (as defined therein). If a Triggering Event (as defined in the Clawback Policy) occurs with respect to a covered officer, the Compensation Committee may seek to require the forfeiture or repayment of the full or partial award, vesting or amount of any Incentive Compensation (as defined in the Clawback Policy), whether vested or unvested and including gains on equity. The clawback will apply where such award was granted, vesting occurred or amount was paid, as applicable, within the three years prior to the occurrence of the Triggering Event. The forfeiture or recoupment from the covered officer may come from, or take the form of, any of the following, as determined by the Compensation Committee in its sole discretion: (i) prior Incentive Compensation payments, (ii) future Incentive Compensation payments, (iii) cancellation of outstanding equity awards, (iv) future equity awards, and/or (v) direct repayment. Triggering Events under the policy include:

✓
material noncompliance with financial reporting requirements, resulting in the necessity to produce an accounting restatement, excluding such situations occurring as a result of a change in accounting principles

✓	violations of any material policy resulting in demonstrable material injury, damage or loss to the Company
✓	acts that constitute fraud resulting in demonstrable material injury, damage or loss to the Company

Compensation Risk Assessment
We believe our approach to establishing goals and objectives and setting targets with payouts at multiple levels of performance, combined with the evaluation of performance results, assists in mitigating excessive risk-taking that could harm the Company’s value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. Furthermore, F.W. Cook, our independent compensation consultant, is aware of the potential risks in compensation programs and assisted with the implementation of the following plan design features of the Company’s cash and equity incentive programs for our executives that reduce the likelihood of excessive risk-taking:
34   Evertec, Inc. 2021 Proxy Statement

✓	the program design provides a balanced mix of cash and equity, annual and long-term incentives, and time-based and performance-based (revenue, earnings, and total stockholder return) metrics
✓	maximum payout levels for annual cash incentive for 2020 were capped at 150% of the executive’s base salary
✓	maximum payout levels for performance-based RSUs under the 2020 awards were capped at 250% of target
✓	equity awards are subject to multi-year vesting
✓	executive and senior officers are subject to share ownership guidelines
✓	compliance and ethical behaviors are integral factors considered in all performance assessments
✓	adoption of our Clawback Policy, which is a significant risk mitigator
We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

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Summary Compensation
The following table summarizes the total compensation of each of our NEOs for services rendered during 2020, 2019 and 2018, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-equity Incentive plan compensation ($)	All other compensation ($)(3)	Total ($)
Morgan M. Schuessler, Jr. President and CEO	2020	712,923	22,200	3,600,000	945,638	37,485	5,318,246
	2019	700,000	21,000	3,000,000	798,090	32,953	4,552,043
	2018	678,846	20,250	3,000,000	968,077	46,069	4,713,242
Joaquín A. Castrillo Executive Vice President, CFO and Treasurer	2020	341,154	15,625	1,000,000	287,525	27,624	1,671,928
	2019	305,000	13,542	600,000	277,906	28,632	1,225,080
	2018	175,180	24,174	80,000	119,954	7,285	406,593
Luis A. Rodríguez Executive Vice President, Chief Legal and Corporate Development Officer, and Secretary of the Board of Directors	2020	306,462	9,600	525,000	244,462	9,753	1,095,277
	2019	292,500	9,000	525,000	251,274	17,657	1,095,431
	2018	285,000	8,550	525,000	281,966	13,681	1,114,197
Guillermo Rospigliosi Executive Vice President and Chief Product and Innovation Officer	2020	339,692	10,800	750,000	268,144	4,559	1,373,195
	2019	330,000	9,900	525,000	276,191	7,881	1,148,972
	2018	330,000	9,900	—	326,487	8,250	674,637
Miguel Vizcarrondo Executive Vice President and Chief Commercial Officer for Puerto Rico and the Caribbean	2020	339,692	15,000	750,000	286,325	13,754	1,404,771
	2019	319,500	13,750	525,000	278,406	23,967	1,160,623
	2018	309,000	12,875	525,000	311,543	22,616	1,181,034
(1)Consists of the Christmas bonuses paid in 2018, 2019 and 2020. In the case of Mr. Castrillo, his total bonus amount for 2018 also includes a cash bonus for his service as interim CFO.
(2)Aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of assumptions made in the valuation of awards, refer to Note 16 of the Audited Consolidated Financial Statements included in the Company’s Annual Report. The value of the awards for each NEO assuming the highest level of performance achieved was as follows as of the grant date:

Name	Highest Level of Performance Achieved per Year by Each NEO
	Year 2020 ($)	Year 2019 ($)	Year 2018 ($)
Morgan M. Schuessler, Jr.	7,110,000	5,925,000	5,700,000
Joaquín A. Castrillo	1,900,000	1,140,000	80,000
Luis A. Rodríguez	997,500	997,500	918,750
Guillermo Rospigliosi	1,425,000	997,500	—
Miguel Vizcarrondo	1,425,000	997,500	918,750
(3)Amounts reported in this column reflect for each NEO (i) the sum of the incremental cost to the Company of all perquisites and other personal benefits and (ii) the matching contribution amounts made as part of the Evertec Group Savings and Investment Plan. All other compensation for 2020 is detailed below:

Name	Car ($)(a)	Club Membership ($)	Matching Contributions in Savings and Investment Plan ($)	Other Payments ($)(b)	Total ($)
Morgan M. Schuessler, Jr.	18,361	9,237	4,275	5,612	37,485
Joaquín A. Castrillo	14,000	9,237	4,275	112	27,624
Luis A. Rodríguez	5,417	—	4,275	61	9,753
Guillermo Rospigliosi	—	—	4,275	284	4,559
Miguel Vizcarrondo	4,333	4,800	4,275	346	13,754
(a)Annual car-value depreciation as recognized in the Company’s financial statements.
(b)Includes items such as entertainment tickets and tickets to Company-sponsored events for NEOs and a guest and corporate gifts under $200.

36   Evertec, Inc. 2021 Proxy Statement

Grants of Plan-Based Awards
The following table sets forth certain information for plan-based awards granted to each of our NEOs for the fiscal year ended December 31, 2020.

Name	Grant Type	Grant Date	Board Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(3)			Grant date fair value of stock awards ($)
		(dates in 2020)		Threshold(2)	Target	Maximum	Threshold	Target	Maximum
Morgan M. Schuessler, Jr.
	Cash Incentive			416,250	925,000	1,387,500
	Time-based RSUs	February 27	February 20					41,069		1,260,000
	Performance-based RSUs						31,043	68,985	172,463	2,340,000
Joaquín A. Castrillo
	Cash Incentive			126,563	281,250	421,875
	Time-based RSUs	February 27	February 20					13,037		400,000
	Performance-based RSUs						7,960	17,688	44,220	600,000
Luis A. Rodríguez
	Cash Incentive			90,000	240,000	360,000
	Time-based RSUs	February 27	February 20					6,844		210,000
	Performance-based RSUs						4,179	9,286	23,215	315,000
Guillermo Rospigliosi
	Cash Incentive			101,250	270,000	405,000
	Time-based RSUs	February 27	February 20					9,778		300,000
	Performance-based RSUs						5,970	13,266	33,165	450,000
Miguel Vizcarrondo
	Cash Incentive			27,000	270,000	405,000
	Time-based RSUs	February 27	February 20					9,778		300,000
	Performance-based RSUs						5,970	13,266	33,165	450,000
(1)Reflects cash incentive opportunities under the Company’s annual cash incentive plan. The cash incentive opportunities are based on a corporate component, individual component and a business metric, as applicable. The actual cash incentive payouts for 2020 are discussed in the “Elements of Compensation—Annual Cash Incentive” section of this CD&A.
(2)This column reflects the amount payable if (a) the threshold targets for the corporate component are met and (b) the NEO achieves the threshold individual performance rating, as discussed in the “Elements of Compensation—Annual Cash Incentive” section of this CD&A.
(3)Reflects (i) time-based RSUs granted on February 27, 2020, which vest in three equal installments on the following dates: February 27, 2021, February 27, 2022 and February 27, 2023 (in each case subject to continued employment through the vesting date); and (ii) the performance-based RSUs granted under the 2020 awards which will vest on February 27, 2023.
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Outstanding Equity Awards at Fiscal Year End
The table below sets forth the outstanding equity awards for our NEOs as of December 31, 2020. None of our NEOs had any outstanding options awards.

Name	Stock Awards
	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Morgan M. Schuessler, Jr.	89,611	3,523,505	261,732	10,291,302
Joaquín A. Castrillo	20,135	791,708	24,826	976,158
Luis A. Rodríguez	17,015	669,030	38,389	1,509,455
Guillermo Rospigliosi	14,548	572,027	19,889	782,035
Miguel Vizcarrondo	19,949	784,395	41,690	1,639,251
(1)Includes time-based RSUs still subject to a time-based service period, as follows:

Name	Time-based RSUs
	Grant Date: February 28, 2018(a) (#)	Grant Date: February 22, 2019(b) (#)	Grant Date: February 27, 2020(c) (#)	Total (#)
Morgan M. Schuessler, Jr.	24,692	23,850	41,069	89,611
Joaquín A. Castrillo	1,646	5,452	13,037	20,135
Luis A. Rodríguez	5,401	4,770	6,844	17,015
Guillermo Rospigliosi	—	4,770	9,778	14,548
Miguel Vizcarrondo	5,401	4,770	9,778	19,949
(a)This award had a vesting date of February 28, 2021.
(b)This award vests in two substantially equal installments on February 22, 2021 and February 22, 2022.
(c)This award vests in three substantially equal installments on February 27, 2021, February 27, 2022 and February 27, 2023.
(2)Based on the closing price of the common stock on December 31, 2020 of $39.32.
(3)Includes performance-based RSUs, for which the measurement of performance metric targets was still pending as of December 31, 2020, as follows:

Name	Performance-based RSUs
	Grant Date: February 28, 2018(d) (#)	Grant Date: February 22, 2019(e) (#)	Grant Date: February 27, 2020(f) (#)	Total (#)
Morgan M. Schuessler, Jr.	149,501	55,008	57,223	261,732
Joaquín A. Castrillo	—	10,154	14,672	24,826
Luis A. Rodríguez	21,801	8,885	7,703	38,389
Guillermo Rospigliosi	—	8,885	11,004	19,889
Miguel Vizcarrondo	21,801	8,885	11,004	41,690
(d)Represents performance-based RSUs vesting on February 28, 2021 for which the one-year Adjusted EBITDA performance metric has been met as modified by the relative TSR modifier at the Threshold Level (pending completion of the TSR performance period).
(e)Represents performance-based RSUs vesting on February 22, 2022 for which the one-year Adjusted EBITDA performance metric has been met as modified by the relative TSR modifier at the Threshold Level (pending completion of the TSR performance period).
(f)Represents performance-based RSUs vesting on February 27, 2023 for which the one-year Adjusted EBITDA performance metric has been met as modified by the relative TSR modifier at the Threshold Level (pending completion of the TSR performance period).

38   Evertec, Inc. 2021 Proxy Statement

Stock Vested
Stock awards vested during fiscal year ended December 31, 2020 are as follows:

Name(1)	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Morgan M. Schuessler, Jr.	199,598	6,625,712
Joaquín A. Castrillo	13,353	431,384
Luis A. Rodríguez	34,950	1,148,482
Guillermo Rospigliosi	29,072	994,184
Miguel Vizcarrondo	35,189	1,154,755
(1)None of our NEOs held or exercised stock options during 2020.
(2)Value represents the number of shares that vested during 2020 multiplied by the closing market value of our common stock on the applicable vesting dates.

Employment Agreements and Severance Policy
CEO Employment Agreement

As of December 31, 2020, the only NEO who had an employment agreement with the Company was Mr. Schuessler. Mr. Schuessler’s Employment Agreement, executed on November 8, 2018 (the “Employment Agreement”), among other things, extended his employment period, increased his base salary and addressed matters related to acceleration of long-term incentive awards as described below, superseding any section in his RSU award agreements regarding the treatment of RSUs upon termination in the event of any inconsistency.

Mr. Schuessler’s employment term under the Employment Agreement ends on December 31, 2021. The term automatically renews for successive one-year periods on each January 1 thereafter unless either party gives notice of non-renewal at least 180 calendar days in advance of the renewal date. Mr. Schuessler’s Employment Agreement also contains certain non-competition and non-solicitation covenants for the benefit of Evertec Group during

Mr. Schuessler’s employment and for one-year period following the termination of his employment, certain covenants relating to the protection of Evertec Group’s confidential information and intellectual property, and a mutual non-disparagement covenant. Mr. Schuessler’s compensation under his Employment Agreement includes: (i) an annual base salary of no less than $700,000, subject to annual review by the Board or committee thereof; (ii) eligibility for annual cash incentive awards of up to 100% of his base salary; (iii) a Christmas bonus in an amount equal to 3% of his base salary; (iv) participation in employee benefit plans, policies and practices; (v) life insurance, short term disability insurance and long-term disability insurance benefits; (vi) car and car insurance benefits; (vii) reimbursement of up to $10,000 in club membership fees annually; and (viii) four weeks of paid vacation annually.

For more details about Mr. Schuessler’s employment agreement, please refer to the Company's current report on Form 8-K filed on November 9, 2018.

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In February 2020, after consultation with F.W. Cook and pursuant to the Employment Agreement, the Compensation Committee approved a base salary increase for Mr. Schuessler to $740,000, which became effective on September 1, 2020.

Other NEOs

None of our other NEOs currently have employment agreements.

Severance Policy

Each of our NEOs, except for Mr. Schuessler, is a party to the Evertec Group, LLC Severance Policy (the “Severance Policy”) pursuant to which, among other things, each such NEO is entitled to certain severance benefits upon termination of employment. The Severance Policy restricts the participating NEOs from: (i) competing with Evertec Group, its successors, assigns, subsidiaries or affiliates within a 10-mile perimeter of where they are engaged in or have conducted business in Puerto Rico or any other country with respect to which the Company has conducted business during the twelve consecutive month period ending on the termination of employment; (ii) for twelve months following termination soliciting employees, customers or other business relations of Evertec Group, its successors, assigns, subsidiaries or affiliates; (iii) disparaging Evertec Group, its successors, assigns, subsidiaries or affiliates, at any time following termination; and (iv) disclosing confidential information at any time during his employment or after termination.

The Severance Policy defines:

“Cause”—as the executive’s (i) commission of a felony or a crime of moral turpitude; (ii) engaging in conduct that constitutes fraud, bribery or embezzlement; (iii) engaging in conduct that constitutes gross negligence or willful misconduct that results or could reasonably be expected to result in harm to Evertec Group’s business or reputation; (iv) breach of any material terms of any agreement between Evertec Group and Executive which results or could reasonably be expected to result in harm to Evertec Group’s business or reputation; (v) continued willful failure to substantially perform his or her reasonable and proper duties; (vi) failure to live in the location approved by the Compensation Committee as the executive’s primary residency, provided that the Compensation Committee may not unilaterally change the primary residence location after the initial residence determination; or (vii) violation of Evertec Group’s “Code of Ethics” or other written Evertec Group’s policy which is materially injurious to Evertec Group.

“Good Reason”—as the occurrence of any one or more of the following without the executive’s express written consent: (i) a material reduction in executive’s base salary; provided that any such material reduction shall not constitute Good Reason if the material reduction is part of a collective reduction applied consistently by Evertec
40   Evertec, Inc. 2021 Proxy Statement

Group to all executives and that does not reduce such executive’s base salary by more than 10%; (ii) a material adverse change to, or a material reduction of, executive’s duties and responsibilities to Evertec Group; or (iii) any other action or inaction by Evertec Group (or any successor) that constitutes a material breach by Evertec Group of the terms and conditions of the Severance Policy. The affected NEO must provide Evertec Group written notice of the occurrence of any of these “Good Reason” events within 30 days of his or her knowledge of the event, and 30 days to cure the event.

All severance benefits under the Severance Policy are subject to the applicable NEO executing and not revoking a release of claims agreement. For more details of the Severance Policy, please refer to Evertec’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended by our Post-Effective Amendment No. 1 to Form 10-K filed on April 1, 2021.

Potential Payments upon Termination of Employment
For our President and CEO

The potential severance payments upon termination of employment for Mr. Schuessler are established in his Employment Agreement. If Evertec does not renew the term of his Employment Agreement and Mr. Schuessler remains employed by the Company through the last day of the employment period that expires, Mr. Schuessler shall be entitled to a lump sum payment equal to the greater of one time his base salary and the amounts otherwise due to him under applicable law. If the Employment Agreement is terminated by Evertec without “cause” or by Mr. Schuessler for “good reason” (each as defined in the Employment Agreement), he shall be entitled to (i) the unpaid cash incentive for any fiscal year ended prior to the year in which the date of termination occurs, provided Mr. Schuessler was employed on the last day of such fiscal year, and (ii) in cash, severance in an amount equal to twice the sum of Mr. Schuessler’s annual base salary plus his target cash incentive for the year in which he is terminated. The severance payments described herein shall be collectively known as the “CEO Severance Payment”.
Mr. Schuessler’s Employment Agreement also provides that if there is a termination due to Evertec Group’s non-renewal of the term of the Employment Agreement, or by Evertec without “cause” (as defined below) or by Mr. Schuessler for “good reason” (as defined below), and the date of termination occurs prior to a Change in Control (as the term is defined below) or more than two years after a Change in Control, then:

(i) any then-unvested time-based long-term incentive award(s) shall be prorated as of the date of termination (unless the applicable award agreement provides for full vesting as of the date of termination in which case the award agreement provision shall apply) and such prorated award(s) shall become fully vested as of the date of termination (and the remaining non-prorated portion of the unvested time-based long-term incentive award(s) shall be forfeited as of the date of termination), and

(ii) any then-unvested performance-based long-term incentive award(s) shall be prorated as of the date of termination and such prorated portion of the award(s) shall remain outstanding and eligible to vest based on the actual level of performance achieved for the applicable performance period (and the remaining non-prorated portion of the unvested performance-based long-term incentive award(s) shall be forfeited as of the date of termination).

Mr. Schuessler would be required to sign a separation agreement and general release of claims against Evertec Group and its affiliates as a condition to his entitlement to receive these benefits.

Mr. Schuessler’s Employment Agreement defines:

“Cause”—as the executive’s (i) commission of a felony or a crime of moral turpitude; (ii) engaging in conduct that constitutes fraud, bribery or embezzlement; (iii) engaging in conduct that constitutes gross negligence or willful misconduct that results or could reasonably be expected to result in material harm to the Company’s business or reputation; (iv) breach of any material terms of the executive’s employment, or Employment Agreement, which results or could reasonably be expected to result in material harm to the Company’s business or reputation; (v) continued willful failure to substantially perform reasonable and proper duties as President and CEO; (vi) failure to live and work in Puerto Rico except as specifically permitted under the Employment Agreement; or (vii) violation of the Company’s Code of Ethics or other written Company policy which is materially injurious to the Company. The
Evertec, Inc. 2021 Proxy Statement     41

Employment Agreement requires prior written notice by the Board stating the basis for such termination and provides Mr. Schuessler with a period of 30 calendar days to cure the event, to the extent curable.

“Good Reason”—as (i) any material failure of the Company to fulfill its obligations under his Employment Agreement; (ii) executive no longer reports directly and exclusively to the board of directors of a publicly traded company, where the common stock of such company is registered for sale pursuant to the Exchange Act; and where all of the officers and employees of such company report directly or indirectly to the executive; or (iii) the failure of any successor (whether by sale, reorganization, consolidation, merger or other corporate transaction which constitutes a Change in Control to assume his Employment Agreement, whether in writing or by operation of law. Mr. Schuessler must provide Evertec Group written notice of the occurrence of any of these “good reason” events within 30 days of his knowledge of the event and provide Evertec Group with 30 days to cure the event.

For our other NEOs

Regarding our other NEOs employed by the Company as of December 31, 2020 their potential payments upon termination of employment are established in the Severance Policy. The Severance Policy establishes that in the event a covered NEO’s employment with the Company is terminated by us without Cause or by the NEO for Good Reason other than within twenty-four months immediately following a Change in Control, that the NEO will be eligible for: (i) a lump sum severance payment equal to the NEO’s then-current annual base salary, (ii) a pro rata annual bonus calculated based on actual performance for the year in which the employment termination occurs, (iii) any earned but unpaid annual bonus relating to any fiscal year ending prior to the date on which the employment termination occurs, and (iv) subject to such NEO’s timely election of COBRA coverage and continued copayment of applicable premiums, continued payment by Evertec Group of health insurance coverage for such coverage immediately prior to termination.

Since 2019 the RSU award agreements for our NEOs establish that, subject to the execution of a separation agreement and general release of all claims against the Company and its affiliates, upon termination of employment without Cause or by them for Good Reason (as defined in the Severance Policy):

✓     unvested RSUs that are time-based shall vest on a pro-rata basis as of the termination date and the termination date shall be deemed to be the vesting date under the RSU agreement, and

✓     unvested RSUs that are performance-based shall vest and be settled following the end of the performance period based on actual performance determined at the end of the performance period on a pro-rata basis.

The above-mentioned provisions for RSU award agreements since 2019 are not applicable to Mr. Schuessler; the treatment of incentive awards for Mr. Schuessler upon termination are governed by his Employment Agreement.
42   Evertec, Inc. 2021 Proxy Statement

Potential Payments upon Change in Control
Pursuant to both the Employment Agreement and the Severance Policy, the term “Change in Control” shall have the meaning set forth in the 2013 Plan. If Mr. Schuessler is terminated due to Evertec Group’s non-renewal of the term of the Employment Agreement, or by Evertec Group without Cause or by Mr. Schuessler for Good Reason, and the date of termination occurs within two years following a Change in Control, then Mr. Schuessler would be entitled the applicable CEO Severance Payment and the following:

(i) any then unvested time-based long-term incentive award(s) shall become fully vested as of the date of termination; and

(ii) any then unvested performance-based long-term incentive award(s) shall become fully vested as of the date of termination (a) based on actual level of performance achieved as of the Change in Control (to the extent the performance period with respect to the relevant goal was completed as of the Change in Control date) and (b) at the target level of performance (to the extent the performance period with respect to the relevant goal was not complete as of the Change in Control date).

Mr. Schuessler would be required to sign and not revoke a separation agreement and general release of claims against Evertec Group and its affiliates as a condition to his entitlement to receive these payments.

Other NEOs

The Severance Policy establishes that in the event a covered NEO’s employment with the Company is terminated by us without Cause or by the NEO for Good Reason within twenty-four months immediately following a Change in Control a NEO will be eligible to receive: (i) a lump sum severance payment in an aggregate amount equal to two times the sum of the NEO’s then-current annual base salary (or annual base salary in effect immediately prior to the “change in control” if higher) and then-current annual target bonus opportunity (or annual target bonus opportunity in effect for the year immediately prior to the year in which the employment termination occurs, if higher), (ii) a pro rata annual bonus calculated at target for the year in which the employment termination occurs, (iii) any earned but unpaid annual bonus relating to the fiscal year immediately preceding the year in which the employment termination occurs, and (iv) subject to such NEO’s timely election of COBRA coverage and continued copayment of applicable premiums, continued payment by Evertec Group of health insurance coverage for eighteen months following termination to the same extent Evertec Group paid for such coverage immediately prior to termination.

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In the event that the NEO’s employment is terminated pursuant to a Qualifying Termination (as defined below) within twenty-four months following a Change in Control, the RSU agreements since 2019 indicate that:

✓    unvested RSUs that are time-based shall become fully vested and the termination date shall be deemed to be the vesting date under the RSU agreement, and

✓     unvested RSUs that are performance-based shall become fully vested upon the Qualifying Termination (as the term is defined below) (x) based on the actual level of performance achieved as of the change in control (to the extent the performance period with respect to the relevant goal was completed as of the change in control date) and (y) at the target level of performance (to the extent the performance period with respect to the relevant goal was not complete as of the Change in Control date) and the termination date shall be deemed to be the vesting date under the RSU agreements. The RSU agreements provide that the Company, in its sole discretion, will determine when a component of an unearned performance award is valued based on actual performance and when a separate component is valued based on target performance.

Per the Severance Policy, a “Qualifying Termination” means a termination of employment under the following circumstances: (i) an involuntary termination of the executive’s employment by the Company for reasons other than cause, death, or disability pursuant to a notice of termination delivered to the executive by the Company, or (ii) a voluntary termination by the executive for Good Reason pursuant to a notice of termination delivered to the Board or the Company, as applicable, by the executive.
44   Evertec, Inc. 2021 Proxy Statement

Payments Upon Termination or a Change in Control
The following table sets forth the potential post-employment payments described above for each NEO as of December 31, 2020. The potential payments to our NEOs are hypothetical situations only and assume that termination of employment and/or a change in control occurred on December 31, 2020.

Name Triggering Event	Severance Payment ($)(1)	Accelerated Vesting of RSUs ($)(2)(3)	Performance-Based RSUs Capable of Vesting ($)(2)(4)	Payment of Health Insurance ($)(5)	Total ($)
Morgan M. Schuessler, Jr.
Resignation with “Good Reason” / Termination without “Cause”	3,330,000	1,992,543	7,498,587	—	12,821,130
Change in Control and “Good Reason” / Termination without “Cause”	3,330,000	17,245,224	—	—	20,575,224
Joaquín A. Castrillo
Resignation with “Good Reason” / Termination without “Cause”	662,525	273,399	404,265	18,540	1,358,729
Change in Control and “Good Reason” / Termination without “Cause”	1,593,750	2,028,591	—	18,540	3,640,881
Luis A. Rodríguez
Resignation with “Good Reason” / Termination without “Cause”	564,462	401,737	1,107,220	18,540	2,091,959
Change in Control and “Good Reason” / Termination without “Cause”	1,360,000	1,538,687	809,592	18,540	3,726,819
Guillermo Rospigliosi
Resignation with “Good Reason” / Termination without “Cause”	628,144	185,820	333,686	18,540	1,166,190
Change in Control and “Good Reason” / Termination without “Cause”	1,530,000	1,486,623	—	18,540	3,035,163
Miguel Vizcarrondo
Resignation with “Good Reason” / Termination without “Cause”	646,325	433,783	1,143,279	18,540	2,241,927
Change in control and “Good Reason” / Termination without “Cause”	1,530,000	1,827,134	809,592	18,540	4,185,266
(1)Severance payment amounts for Mr. Schuessler are calculated pursuant to his Employment Agreement. Severance payment amounts for the other NEOs are calculated pursuant to the Severance Policy.
(2)Based on the closing price of the common stock on December 31, 2020 of $39.32.
(3)Time-based RSUs and performance-based RSUs with accelerated vesting upon Change in Control.
(4)Performance-based RSUs capable of vesting at the end of the performance period, calculated using the relative TSR modifier at the Threshold Level.
(5)Pursuant to the Severance Policy, participating NEOs are entitled to, subject to timely election of COBRA coverage and continued co-payment of applicable premiums, continued payment of health insurance coverage for 18 months following termination to the same extent the Company paid for such coverage immediately prior to termination. Mr. Schuessler is our only NEO who is not a party to the Severance Policy.

Pension Benefits and Non-Qualified Deferred Compensation
We do not provide defined benefit pension benefits or non-qualified deferred compensation to our NEOs.

Compensation Committee Interlocks and Insider Participation
Other than Mr. Schuessler, who currently serves as our President and CEO, none of our directors acted as officers or employees of the Company during 2020. Furthermore, none of our directors had any relationships that required disclosure by us under SEC rules related to certain relationships and related party transactions. During 2020 none of our executive officers served as a member of the compensation committee of another entity, any of whose executive officers served on our Compensation Committee or Board, and none of our executive officers served as a director of another entity, any of whose executive officers served on our Compensation Committee.
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Compensation Committee Report
Our Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that this CD&A be included in this Proxy Statement.
THE COMPENSATION COMMITTEE Frank G. D’Angelo, Chairman Jorge A. Junquera Aldo J. Polak Brian J. Smith
46   Evertec, Inc. 2021 Proxy Statement

CEO PAY RATIO

Overview
The SEC requires that U.S. publicly-traded companies disclose the ratio of their chief executive officer’s compensation to that of their median employee. The table below sets forth the following:

(i) the 2020 total annual compensation of Mr. Schuessler, as shown in the Summary Compensation Table (the “2020 CEO Compensation”),

(ii) the total annual compensation of our median employee in 2020 (the “2020 Median Employee Compensation”), and

(iii) the ratio comparing the 2020 CEO Compensation to the 2020 Median Employee Compensation (the “CEO Pay Ratio”):

2020 CEO Compensation	$5,318,246
2020 Median Employee Compensation	$30,767
CEO Pay Ratio	173:1
The 2020 CEO Compensation and the 2020 Median Employee Compensation were determined using the same methodology that we used to determine our NEO’s annual total compensation for the Summary Compensation Table. To identify the median employee, compensation data was gathered for our entire employee population as of December 31, 2020, excluding Mr. Schuessler.
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PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview
The Audit Committee and the Board intend to appoint Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public account firm for the fiscal year ending December 31, 2021.
Neither the Charter nor our By-Laws require that the stockholders ratify the appointment of Deloitte as the Company’s independent auditors. However, the Board is submitting the selection of Deloitte to the Company’s stockholders for ratification as a matter of good corporate governance and practice. If the stockholders do not ratify the appointment, the Audit Committee and the Board will reconsider whether or not to appoint Deloitte but may nonetheless appoint such independent auditors. Even if the appointment is ratified, the Audit Committee and the Board, in their discretion, may change the appointment at any time during the year if they determine that such change would be in the best interests of the Company and its stockholders.
The audit reports of Deloitte on the Company’s consolidated financial statements for the fiscal year ended December 31, 2020 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
Deloitte audited the consolidated financial statements as of and for the year ended December 31, 2020, included in the Company’s Annual Report on Form 10-K, as amended by our Post-Effective Amendment No. 1 to Form 10-K filed on April 1, 2021, and, as part of the audit, has issued a report, included as part of Item 8 therein, on the effectiveness of our internal control over financial reporting as of December 31, 2020.
It is expected that representatives of Deloitte will attend our virtual Annual Meeting, during which they will have the opportunity to make a statement, if they so desire, and be available to respond to any appropriate questions brought to their attention by stockholders.

Principal Accounting Fees and Services
The following table presents the aggregated fees billed for professional services provided by Deloitte, as the Company’s independent registered public accounting firm, for the fiscal year ending 2020 and 2019, as indicated below.

	Year ended December 31st of
	2020	2019
Audit Fees	$2,033,362	$2,132,145
Audit-Related Fees	$1,649,596	$1,820,913
All Other Fees	$—	$—
Total	$3,682,958	$3,953,058
Audit Fees. This category includes fees and expenses related to the audit of our annual financial statements and the effectiveness of our internal controls over financial reporting. This category also includes the review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent auditors in connection with regulatory filings or engagements, consultations provided on audit and accounting matters that arose during, or as a result of, the audits or the reviews of interim financial statements, reviews of offering documents and registration statements for debt and issuance of related comfort letters, reviews of acquisition and integration accounting in connection with reviews of business combinations, review of required regulatory filings of financial statements of businesses acquired, additional audit work necessary for acquired businesses, and the preparation of any written communications on internal control matters.
Audit-Related Fees. This category consists of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”
48   Evertec, Inc. 2021 Proxy Statement

All Other Fees. This category consists of fees for services other than fees for the services listed in the other categories.
Pre-Approval Policies. Pursuant to the rules and regulations of the SEC, before the Company’s independent public accountant is engaged to render audit or non-audit services, the engagement must be approved by the Company’s Audit Committee or entered into pursuant to the committee’s pre-approval policies and procedures. The policy granting pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services is set forth in the Amended and Restated Charter of the Audit Committee.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEAR 2021.

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Report of the Audit Committee
In the performance of its oversight function, the Audit Committee has considered and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2020—including critical accounting policies, reasonableness of significant estimates and judgment and financial statements disclosures—with management and Deloitte, our independent registered public accounting firm for the 2020 fiscal year. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by AU Section 380 (Statement on Auditing Standards No. 114), Communications with those Charged with Governance (SAS 114), and the Public Company Accounting Oversight Board Standard No. 16 regarding “Communication with Audit Committee.” In addition, the Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm to us is compatible with maintaining the auditors’ independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its Management.

The members of the Audit Committee are not engaged professionally in the practice of auditing or accounting and are not employees of the Company. The Company’s management is responsible for its accounting, financial management and internal controls. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct auditing or accounting reviews or establish procedures to set auditor independence standards.

Based on the Audit Committee’s consideration of the audited consolidated financial statements and the discussions referred to above with management and the independent registered public accounting firm, and subject to the limitations of the role and responsibilities of the Audit Committee set forth in the charter and those discussed above, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for filing with the SEC.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

THE AUDIT COMMITTEE Alan H. Schumacher, Chairman Olga Botero Jorge A. Junquera Iván Pagán
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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies for Approval of Related Party Transactions
We have a written policy relating to the approval of transactions involving related persons (“Related Party Transactions”), pursuant to which our Audit Committee will review and, subject to certain exceptions, approve or recommend to our Board for approval, all Related Party Transactions, which include any transactions that we would be required to disclose pursuant to SEC rules.
As set forth in our Related Transactions Policy and the Audit Committee Charter, in the course of its review and approval or ratification of a Related Party Transaction, our Audit Committee will:
•Satisfy itself that it has been fully informed as to the material facts of (i) the relationship and interest the related person has in the transaction and (ii) the proposed Related Party Transaction
•Ultimately make its determination taking into consideration factors including whether the Related Party Transaction (i) was made in accordance with applicable rules and regulations, (ii) complies with the restrictions set forth in applicable contractual relationships, such as our debt agreements and the Stockholder Agreement, (iii) is on terms and conditions no less favorable to us than may reasonably be expected in arm’s-length transactions with unrelated parties, and (iv) is in the best interests of the Company

Related Party Transactions
Other than compensation arrangements for our directors and NEOs described elsewhere in this Proxy Statement, below in this section you will find Related Party Transactions during our last fiscal year, to which we were a party or will be a party, in which:

•the amounts involved exceeded or will exceed $120,000, and
•any of our directors, executive officers or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.
The agreements described below were entered into in connection with the Agreement and Plan of Merger, as amended (the “Merger Agreement”), dated as of September 30, 2010, pursuant to which Evertec Group became a wholly-owned subsidiary of Evertec Intermediate Holdings, LLC (formerly Carib Holdings, LLC and Carib Holdings, Inc., hereinafter “Holdings”) and Apollo Management, LLP (“Apollo”) became the owner of approximately 51% of the outstanding voting capital stock of Holdings, with Popular retaining a 49% ownership interest (the “Merger”). Each of the agreements described below were entered into at the closing of the Merger and were the product of extensive arm’s-length negotiations between Apollo and Popular (two unrelated third parties) prior to the consummation of the Merger in which Apollo became the 51%-controlling stockholder of Evertec. Each of these agreements, including the Master Services Agreement, is comparable to those that the Company could have obtained in a transaction with an unrelated third party and is on terms that are no more or less favorable in the aggregate to the Company than terms that exist, where applicable, between the Company and unrelated third party customers of similar size and scale as Popular.
In 2020, we received the following recorded revenues as part of our Related Party Transactions:
All amounts are approximates in millions of USD.

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Master Services Agreement
We historically provided various processing and IT services to Popular and its subsidiaries pursuant to a master services agreement among us, Popular and certain of Popular’s subsidiaries, as amended (the “Master Services Agreement”).
At the closing of the Merger, we amended and restated the current Master Services Agreement. Under the Master Services Agreement, Popular and Banco Popular de Puerto Rico (“BPPR”) agreed to, and caused their respective subsidiaries to, receive the services covered by the Master Services Agreement, including certain changes, modifications, enhancements or upgrades to such covered services, on an exclusive basis from us. In exchange for the services, Popular, BPPR and their respective subsidiaries initially pay amounts that are set forth in a price list incorporated into the Master Services Agreement, which is generally based on the historical pricing practices among the parties. The majority of such service fees are adjusted annually to reflect changes in the consumer price index, provided that any such fee adjustment may not exceed 5% per year. The Master Services Agreement provides that it is the intent of the parties to such agreement that the fees we charge to any “banking affiliate” under the Master Services Agreement will be in compliance with applicable laws, and, in order to ensure such compliance, the parties agreed to periodically review such fees to ensure that they represent and remain at levels consistent with the market terms that such banking affiliate would pay to an independent third party for providing similar services. The Master Services Agreement provides that when performing such review, the parties will pay particular attention to any available information on comparable market terms for similar services, and will evaluate and take into consideration the contracting terms and our performance of the services under the Master Services Agreement. The Master Services Agreement defines “banking affiliate” as any banking institution (including its subsidiaries) that is our affiliate for purposes of Section 23A and Section 23B of the Federal Reserve Act and Regulation W of the Federal Reserve Board.
In addition, Popular, BPPR and their respective subsidiaries agreed to grant us a right of first refusal to (i) provide our services to support Popular, BPPR and their respective subsidiaries’ implementation of any development, maintenance, enhancement or modification of any services provided by us under the Master Services Agreement, (ii) create or offer certain new services or products that Popular, BPPR or one of their respective subsidiaries determine to offer to their customers or (iii) provide certain core bank processing and credit card processing services that are currently provided by third parties to certain subsidiaries of Popular, if Popular and BPPR and their respective subsidiaries determine to extend or renew these services, which are currently provided by third parties. We agreed to grant Popular, BPPR and their respective subsidiaries a right of first refusal to purchase any new service or product created or developed by us internally or by a third party, unless the service or product was created or developed by, or at the specific request of, a client other than Popular, BPPR and their respective subsidiaries.
We agreed under the Master Services Agreement that we will not compete with Popular, BPPR and their respective subsidiaries in offering, providing or marketing certain payment processing services that are currently offered by Popular, BPPR and their respective subsidiaries to certain identified customers of Popular, BPPR and their respective subsidiaries. Popular, BPPR and their subsidiaries agreed not to hire or solicit any of our employees, subject to customary carve-outs. The Master Services Agreement also contained a non-circumvention covenant, which is intended to prohibit us on the one hand, and Popular, BPPR and their subsidiaries on the other hand, from engaging in certain actions designed or intended to divert customers from the other.
Except for cases of our gross negligence or willful misconduct, our liability for breach under the Master Services Agreement is limited to the amount paid for such services under the Master Services Agreement, subject to an aggregate annual liability limit of twelve months of payments for the service the liability relates to, provided, however, that such aggregate liability limit does not apply to losses related to breaches of confidentiality nor intellectual property indemnification provisions. Under certain circumstances, breaches with respect to certain services result only in service credits accruing to Popular, BPPR and their respective subsidiaries in lieu of the payment of monetary damages.
The Master Services Agreement provides for a 15-year term which commenced upon the closing of the Merger (subject to our option to extend such term by an additional three years upon a “Popular parties change of control” —as defined in the Master Services Agreement—of Popular or BPPR). After the initial term, the Master Services Agreement will renew automatically for successive three-year periods, unless a
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party gives written notice of non-renewal to the other parties not less than 1 year prior to the relevant renewal date. The Master Services Agreement provides for termination by a party (i) for the other party’s breach of the agreement that results in a material adverse effect on the terminating party that continues for more than 90 days, (ii) for a failure by the other party to pay any properly submitted invoice for a material amount in the aggregate that is undisputed for a period of more than 60 days or (iii) for a prohibited assignment of the Master Services Agreement by the other party. In addition, Popular and BPPR are permitted to terminate the Master Services Agreement up to 30 days following the occurrence of a change of control of Evertec Group (an “Evertec change of control” as defined in the Master Services Agreement), unless (A) the acquirer is identified to Popular and BPPR at least 30 business days prior to the proposed Evertec change of control, (B) neither the acquirer nor any of its affiliates is engaged, directly or indirectly, in the banking, securities, insurance or lending business, from which they derive aggregate annual revenues from Puerto Rico in excess of $50.0 million unless none of them has a physical presence in Puerto Rico that is used to conduct any such business, (C) we (or our successor, as applicable) will be solvent (as defined in the Master Services Agreement) after the proposed Evertec change of control, and (D) following the Evertec change of control, we (or our successor, as applicable) will be capable of providing the services under the Master Services Agreement at the level of service that is required under the Master Services Agreement (the “Popular Termination Condition”).
We agreed to provide certain transition assistance to Popular, BPPR and their respective subsidiaries in connection with (i) the termination of the Master Services Agreement, (ii) the termination of a particular service provided by us under the Master Services Agreement or (iii) a release event under the Technology Agreement (as described below).
For 2020 we recorded revenue of approximately $194.5 million from Popular, BPPR and their respective subsidiaries under the Master Services Agreement. The revenues attributable under the Master Services Agreement are primarily (i) transaction-based fees, which depend on factors such as number of accounts or transactions processed and typically consist of a fee per transaction or item processed, a percentage of dollar volume processed or a fee per account on file, or some combination thereof and (ii) fixed fees per month or based on time and expenses incurred. Individual pricing terms charged to Popular and our other banking clients may vary based on volume and/or to the extent the service provided is customized to fit the particular customer need. As discussed above, the Master Services Agreement was negotiated on an arm’s-length basis by Apollo and Popular in connection with the Merger, is on terms that are comparable to those that the Company could have obtained in a transaction with an unrelated third party, and such terms are no more or less favorable in the aggregate to the Company than terms that exist, where applicable, between the Company and unrelated third party customers of similar size and scale as Popular.

Technology Agreement
At the closing of the Merger, Popular and Evertec entered into a Technology Agreement, pursuant to which we deposited certain proprietary software, technology and other assets into escrow. According to the Technology Agreement we must continue to make deposits on a semi-annual basis during the term of the Master Services Agreement and the term of any transition period under the Master Services Agreement. As specified in the Technology Agreement, Popular has the right and option, upon the occurrence of certain release events, to obtain the release of part, and upon the occurrence of other release events, of all of the materials deposited into escrow. Upon the occurrence of any release event, Popular will also have the option to elect to exercise its rights under a license granted by us to Popular to use and otherwise exploit all or any part of the released materials for the term (perpetual or term-limited) specified by Popular. We will also negotiate with Popular the fair market value of the rights elected by Popular upon the release of the escrow. Popular is permitted to terminate the Technology Agreement upon the occurrence of a Popular Termination Condition (as applicable to the Technology Agreement). We do not receive an annual revenue under the Technology Agreement.

ATH Network Participation Agreement
We historically provided BPPR access to the ATH network (the “ATH Network”) pursuant to an ATH Network participation agreement between BPPR and us. At the closing of the Merger, we amended and restated the current ATH Network participation agreement (as amended and restated, the “ATH Network Participation Agreement”). Under the ATH Network Participation Agreement, we (i) provide BPPR access to the ATH Network by providing various services, including connecting BPPR’s ATMs to the ATH Network, monitoring BPPR’s ATMs, agreeing to forward transactions from connected terminals to the participant of the ATH Network and settling transactions among ATH Network participants from all POS and ATM
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terminals on a daily basis (collectively, the “ATH Network Services”) and (ii) grant to BPPR a non-exclusive, non-transferable, limited, royalty free license to use the ATH logo and the ATH word mark and any other trademarks or service marks used by us in connection with the ATH Network (collectively, the “ATH Mark”) within the U.S. territories, Puerto Rico, and any other country where the ATH Mark is registered or subject to registration.
The ATH Network Participation Agreement provides for a 15-year term, which commenced upon the closing of the Merger (subject to our option to extend such term by an additional three years upon a change of control—as defined in the ATH Network Participation Agreement—of BPPR). After the initial term, the ATH Network Participation Agreement will renew automatically for successive three-year periods, unless a party gives written notice to the other party not less than 1 year prior to the relevant renewal date. The ATH Network Participation Agreement provides for termination (i) by us if BPPR commits a material breach, which includes, but is not limited to (A) any activities or actions of BPPR which reflect adversely on our business reputation, any participant in the ATH Network or the ATH Network or (B) any breach of the license described above; (ii) by BPPR, if we commit a breach or series of breaches that results in a material adverse effect on BPPR; or (iii) by either party (A) for a failure by the other party to pay any properly submitted invoice for a material amount in the aggregate that is undisputed for a period of more than 60 days or (B) for a prohibited assignment of the ATH Network Participation Agreement by the other party. In addition, BPPR is permitted to terminate the ATH Network Participation Agreement upon the occurrence of a Popular Termination Condition (as applicable to the ATH Network Participation Agreement).
BPPR also agreed to grant us a right of first refusal with respect to any development, maintenance or other technology project related to the ATH Network Services and will agree to exclusively use us to provide the ATH Network Services throughout the term of the ATH Network Participation Agreement. For 2020, we recorded revenue of approximately $31.0 million from BPPR under the ATH Network Participation Agreement.

ATH Support Agreement
We and BPPR entered into the ATH Support Agreement at the closing of the Merger pursuant to which BPPR agreed to support the ATH Mark by (i) supporting, promoting and marketing the ATH Network and brand and debit cards bearing the symbol of the ATH Network, either exclusively or with the symbol of another credit card association and (ii) issuing in each successive twelve month period at least a set minimum number of debit cards exclusively bearing the symbol of the ATH Network (“ATH Debit Cards”). BPPR shall not be deemed to be in breach of the requirement to issue at least a minimum number of ATH Debit Cards under the ATH Support Agreement during any twelve month period if, as a result of factors outside of BPPR’s control, there is a change in demand for debit cards (including a reduction in the demand for ATH Debit Cards ), an increase in demand for debit cards bearing the symbol of the ATH Network and the symbol of another credit card association (“Dual Branded Debit Cards”) or the development of new payment technologies in the market that result in a decrease in demand for debit cards (including a reduction in demand for ATH Debit Cards).
BPPR also agreed not to, and will not create incentives for its or its affiliates’ personnel to, promote, support or market (i) debit cards other than ATH Debit Cards or Dual Branded Debit Cards or (ii) credit cards in a manner targeted to negatively impact the issuance of ATH Debit Cards and Dual Branded Debit Cards. The ATH Support Agreement terminates upon the earlier of 15 years after the date of the closing of the Merger or the termination of the Master Services Agreement.
BPPR agreed that, during the term of the ATH Support Agreement, it may not directly or indirectly enter into any agreement with another card association to issue Dual Branded Debit Cards without our prior written consent. Under the ATH Support Agreement, if BPPR desires to enter into such an agreement, it will consult with us and provide documentation and other support requested by us to demonstrate that BPPR’s entry into the agreement will have a direct economic benefit to us. We will then be required to make a good faith determination based on such documentation and support whether to consent to BPPR’s entry into the agreement. BPPR is permitted to terminate the ATH Support Agreement upon the occurrence of a Popular Termination Condition (as applicable to the ATH Support Agreement). We do not receive an annual revenue under the ATH Support Agreement.

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Independent Sales Organization Sponsorship and Services Agreement
At the closing of the Merger, we amended and restated an interim Independent Sales Organization Sponsorship and Services Agreement previously entered into with BPPR (as amended and restated, the “ISO Agreement”). Under the ISO Agreement, BPPR sponsors us as an independent sales organization with respect to certain credit card associations and we provide various services including, among other things, the payment processing services to merchants (the “Merchant Services”), the signing up and underwriting of merchants to accept such Merchant Services and the sale of various products related to the Merchant Services. This agreement also provides that the parties will establish the fees to be paid by Evertec Group to BPPR for the fraud monitoring services provided by BPPR. The term of the ISO Agreement will continue until December 31, 2025 and thereafter will be automatically renewed for successive three-year periods unless written notice of non-renewal is given at least one year in advance by either party.
Pursuant to the ISO Agreement, BPPR is the acquiring member with respect to the credit card associations covered by the ISO Agreement for anyone in Puerto Rico, the U.S. Virgin Islands and the British Virgin Islands. However, if BPPR is unable (for any reason other than a merchant’s refusal to enter into a merchant agreement with BPPR through no fault of BPPR) or unwilling to act as the acquiring member for any merchant, we may enter into an agreement with another financial institution to serve as the sponsoring bank with respect to such person. However, in order to use another financial institution as the sponsoring bank with respect to any merchant, we must make a good faith determination that the provision of Merchant Services to the merchant does not pose an unreasonable financial, regulatory or reputational risk to BPPR or us.
Additionally, pursuant to the ISO Agreement, BPPR agreed to exclusively refer to us any merchant that inquires about, requests or otherwise evidences interest in the Merchant Services. BPPR will receive a referral fee for each merchant referred that subsequently agrees to receive Merchant Services from us. We also agreed under the ISO Agreement to refer to BPPR any merchant doing business in Puerto Rico, the U.S. Virgin Islands and the British Virgin Islands that inquires about, requests or otherwise evidences interest in banking services or products. BPPR also agreed to make monthly payments to Evertec Group as a means of subsidizing certain Merchant Services provided by Evertec Group on less than favorable terms in connection with two existing customer relationships that are favorable to Popular and its affiliates as a whole. These subsidies were historically reflected in an agreement between the Merchant Acquiring business and BPPR.
During the term of the ISO Agreement and for one year following the termination of the ISO Agreement for any reason, BPPR may not and may not cause any independent sales organization sponsored by BPPR to solicit any merchant receiving Merchant Services from us to receive such services instead from another independent sales organization. This non-solicitation restriction does not apply, however, to (i) any banking customer of BPPR to which we are unable or unwilling to provide Merchant Services and (ii) to any merchant with respect to the solicitation by BPPR to provide banking services and products. BPPR is permitted to terminate the ISO Agreement upon the satisfaction of the Popular Termination Condition (as applicable to the ISO Agreement). For 2020, we recorded revenue of approximately $95.0 million in connection to the Merchant Services related to the ISO Agreement.

Cash Depot Subcontract
As a subcontractor of BPPR, we provide certain cash depot services (the “Cash Depot Services”) to depository institutions doing business in Puerto Rico and the U.S. Virgin Islands pursuant to a subcontract between us and BPPR (the “Subcontract”). However, we do not make any payments to, or receive any payments from, BPPR under the Subcontract (although we are required under the Subcontract to reimburse BPPR for any costs they may incur under the Cash Depot Agreement). Instead, we bill the Puerto Rico Bankers Association (“PRBA”), who pays us directly and the PRBA then invoices separately those depository institutions that use the Cash Depot Services.

In order to use the Cash Depot Services, depository institutions must apply through, and be approved by, the quasi-government organization who holds the prime contract with BPPR and the PRBA (the “Cash Depot Agreement”) and who ultimately decides who can provide the Cash Depot Services and who has the right to terminate the services as further described below. BPPR is one of the depository institutions that
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receive services from us under the Subcontract, on the same terms and conditions as the other participants, and BPPR pays the PRBA for those services.
The Subcontract is effective for so long as the Cash Depot Agreement is in effect. Under the terms of the Subcontract, either party may terminate the subcontract prior to the expiration of the Subcontract by giving the other party advance notice. However, under the Merger Agreement, Popular agreed that until the termination of the ISO Agreement, the Master Services Agreement or the assignment of the Cash Depot Agreement, Popular will cause BPPR to not terminate the Cash Depot Agreement or take any action that would deprive us of the economic benefit that we derive from the Cash Depot Agreement. In addition, the quasi-government organization that is a party to the Cash Depot Agreement may terminate the Cash Depot Agreement and thereby cause the termination of the Subcontract upon advance notice or upon the occurrence of certain triggering events, one of which is a material change in the ownership, management and/or operations of BPPR and/or Evertec. For 2020, we recorded revenue of approximately $1.5 million under the Subcontract.

Master Lease Agreement
The Company and BPPR are parties to the Master Lease Agreement, as amended, that governs the premises leased by us at the Cupey Center for use as our headquarters. On March 31, 2020, the Company notified BPPR that it was exercising its option to renew the Master Lease Agreement for an additional five-year term. The Master Lease Agreement can be renewed at our option for up to two additional five-year terms. We have a right of first refusal over substantially all of the leased premises in the event that BPPR desires to sell the property. We paid approximately $7.0 million (including estimated operating expenses) to BPPR in annual rent under the Master Lease Agreement during 2020.

Virgin Islands Services Agreement
We entered into a Virgin Islands Services Agreement whereby BPPR provides our Merchant Acquiring business with the services that are provided by the Virgin Islands employees that BPPR did not transfer to us in connection with the Merger. The initial term of the Virgin Islands Services Agreement continued until three years following the closing of the Merger and thereafter automatically renews for successive one-year periods unless written notice of non-renewal is given at least 30 days in advance by either party. The Virgin Islands Services Agreement provides for termination by (i) us at any time upon giving at least 30 days advance written notice and (ii) BPPR in the event we fail to pay a material undisputed invoiced amount. In addition, BPPR is permitted to terminate the Virgin Islands Services Agreement upon the satisfaction of the Popular Termination Condition (as applicable to the Virgin Islands Services Agreement). For 2020, we paid $595,278 to BPPR under the Virgin Island Services Agreement.

Stockholder Agreement
In connection with the Merger, Holdings entered into a Stockholder Agreement with Popular, Apollo and the other stockholders of Holdings, which was amended and restated in connection with a reorganization of the Company and is now an agreement among the Company, Popular, Apollo and certain of our other stockholders. Prior to the completion of our initial public offering, we entered into an amendment to the Stockholder Agreement. The Stockholder Agreement, as amended, among other things, sets forth certain rights and restrictions with respect to our common stock. On June 30, 2013, we entered into a Second Amendment to the Stockholder Agreement to, among other things, allow our Board to fill vacancies on the Board, provided that any person chosen to fill such vacancy shall be selected in accordance with the provisions of the Stockholder Agreement. On November 13, 2013, we entered into a Third Amendment to the Stockholder Agreement to, among other things, facilitate the use of 10b5-1 plans by the management holders. The description below is a summary of the terms of the Stockholder Agreement, as amended.
For purposes of the following summary, as of December 31, 2020, Popular owned approximately 16.21% of our common stock outstanding. Apollo no longer owns any of our common stock and therefore its rights and obligations under the Stockholder Agreement terminated in accordance with the terms of the Stockholder Agreement.

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Director Nomination Rights
Our Board is currently comprised of nine directors. Messrs. Pagán and Polak were nominated to the Board by Popular under its director nominee rights granted by the Stockholder Agreement to be elected to serve as directors until the Company’s 2022 annual meeting of stockholders and until their successors are duly elected and qualified. For so long as Popular owns, together with its affiliates, more than 10% but less than 25% of our then outstanding common stock, it will have the right to nominate two members of our Board (the “10% board right”). Similarly, for so long as Popular owns, together with its affiliates, more than 5% but less than 10% of our then outstanding common stock, it will have the right to nominate one member of our Board (the “5% board right”). In addition, if there are any vacancies on our Board as a result of the aggregate number of our directors that Popular has the right to nominate pursuant to the Stockholder Agreement being less than eight, then a committee consisting of our entire Board (other than any directors who are to be replaced because Popular has lost the right to nominate them) has the right to nominate the individuals to fill such vacancies, which nominees must be reasonably acceptable to Popular for so long as it owns, together with its affiliates, at least 5% of our outstanding common stock. Our Stockholder Agreement further clarifies that it does not eliminate the right of stockholders holding a majority of our outstanding common stock to remove any such director with or without cause or the right of any of our stockholders to nominate a person for election as a director (whether to fill a vacancy or otherwise) at any meeting of the stockholders in accordance with applicable law, our Charter and our By-Laws.
Pursuant to the Stockholder Agreement, the individual holding the office of CEO of Evertec Group will become the management director. Mr. Schuessler has been the management director since April 1, 2015 and shall continue to be the management director for so long as he holds the office of CEO of Evertec Group.
Popular has agreed to vote all of its shares of our common stock and to take all other actions within its control to cause the election of directors nominated in accordance with the Stockholder Agreement. Similarly, we have agreed to take all actions within our control necessary and desirable to cause the election of directors nominated in accordance with the Stockholder Agreement.
Except for certain exceptions described in the Stockholder Agreement, and subject to applicable law, Popular’s director nominees may only by removed and replaced by Popular. The Stockholder Agreement also provides that we will, at all times, cause the Evertec Group Board and the board of directors of Holdings to be comprised of the same individuals as our Board.
Quorum Rights
The Stockholder Agreement provides that a quorum for the transaction of business at any meeting of the stockholders consist of (i) stockholders holding a majority of our outstanding common stock and entitled to vote at such meeting and (ii) Popular, for so long as it owns, together with its affiliates, 20% or more of our outstanding common stock. If a stockholder meeting is adjourned for lack of a quorum due to Popular failing to attend the meeting, a quorum at a reconvened meeting of the stockholders (with the same agenda as the adjourned meeting) shall not require the presence of Popular, as long as stockholders holding a majority of our outstanding common stock and entitled to vote at such meeting are in attendance at such reconvened meeting.
The Stockholder Agreement provides that a quorum for the transaction of business at any meeting of the Board consist of (i) a majority of the total number of directors then serving on the Board and (ii) at least one director nominated by Popular, for so long as it owns, together with its affiliates, 5% or more of our outstanding common stock. If a Board meeting is adjourned for lack of a quorum due to Popular’s director nominees failing to attend such meeting, a quorum at a reconvened meeting of the Board (with the same agenda as the adjourned meeting) shall not require the presence of Popular director nominees, in each case, as long as a majority of the directors then in office are in attendance at such reconvened meeting.
Additional Stockholder Rights
Popular has the right, for so long as it owns, together with its affiliates, 10% or more of our outstanding common stock and has the right to nominate at least one director, the approval of at least one director nominated by Popular shall be necessary, to approve (i) any issuance of preferred stock of us or any of our subsidiaries (other than the issuance of preferred stock by one of our wholly owned subsidiaries to us or
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another of our wholly owned subsidiaries) and (ii) any transfer of equity in Holdings or Evertec Group, in each case subject to certain exceptions.
Popular and certain of its transferees are also entitled to information rights and inspection rights, in each case for so long as it satisfies certain ownership thresholds set forth in the Stockholder Agreement.
In addition, the Stockholder Agreement grants certain demand registration rights to Popular and certain of its transferees and piggyback registration rights to each stockholder, subject to customary cutbacks. Under the Stockholder Agreement, Evertec, Inc. has agreed to assume certain fees and expenses associated with registration. The Stockholder Agreement contains customary provisions with respect to registration proceedings, underwritten offerings, and indemnity and contribution rights.
Registration Rights
The Stockholder Agreement grants Popular the right to request up to four registrations under the Securities Act on Form S-1 (or any successor form) or similar long-form registration statement (each, a “Long-Form Registration”) of all or any portion of the shares of our common stock beneficially owned by the requesting holder if the shares to be sold in any such registration (including piggyback shares and before deduction of any underwriting discounts) are reasonably expected to exceed $75.0 million, subject to cutbacks. Popular may request that any such Long-Form Registration be an underwritten offering, and no registration shall count as one of Popular’s four permitted Long-Form Registrations, unless such registration (i) has become effective and (ii) includes at least 75% of the shares of our common stock sought by Popular to be included in such Long-Form Registration.
The Stockholder Agreement also grants Popular the right, at any time after we are eligible to file a registration statement on Form S-3, to request an unlimited number of registrations under the Securities Act on Form S-3 (or any successor form) or any similar short-form registration statement (each, a “Short-Form Registration”) of all or any portion of the shares of our common stock beneficially owned by Popular, if the shares to be sold in any such Short-Form Registration (including piggyback shares and before deduction of any underwriting discounts) are reasonably expected to exceed $50.0 million, subject to cutbacks. Popular may request that any such Short-Form Registration be an underwritten offering.
Pursuant to the Stockholder Agreement, we are required to use commercially reasonable efforts to file, no later than 45 days following any written request from Popular, a registration statement on Form S-3 (or any successor form) or any similar short-form registration statement (the “Form S-3 Shelf”) for an offering to be made on a delayed or continuous basis covering the resale of shares of our common stock. Following the effectiveness of the Form S-3 Shelf, Popular may request unlimited shelf-takedowns if the total offering price of the shares to be sold in such offering (including piggyback shares and before deduction of underwriting discounts) is reasonably expected to exceed $25.0 million.
Whenever we propose to register any shares of our common stock, whether in a primary or secondary offering, Popular has the right to request that shares beneficially owned by such holder be included in such registration, subject to cutbacks. Under the Stockholder Agreement, we have agreed to pay the fees and expenses associated with such registrations (excluding discounts and commissions and other selling expenses payable by the selling holders). The Stockholder Agreement contains customary provisions with respect to registration proceedings, underwritten offerings, and indemnity and contribution rights.
Transfer Restrictions
Subject to certain exceptions set forth in the Stockholder Agreement, without the prior written consent of Popular for so long as it owns, together with its affiliates, at least 5% of our outstanding common stock, none of the parties to the Stockholder Agreement may sell shares of our common stock representing 20% or more of the total number of outstanding shares of our common stock at the time of such sale directly to certain transferees previously identified by Popular to the other parties to the Stockholder Agreement.
Additional Restrictions
The Stockholder Agreement contains a covenant restricting us and our subsidiaries from engaging in any business (including commencing operations in any country in which they do not currently operate), subject to certain exceptions, if such activity would reasonably require Popular or an affiliate of Popular to seek regulatory approval from, or provide notice to, any bank regulatory authority. This covenant will apply to the extent that the activities and investments of us and our subsidiaries are subject to restrictions under the
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Bank Holding Company Act of 1956, as amended, because of Popular’s and/or its affiliates’ ownership of our common stock.
The Stockholder Agreement also provides that the adoption of any stockholder rights plan, rights agreement or other form of “poison pill” which is designed to or has the effect of making an acquisition of large holdings of the common stock more difficult or expensive must be approved by a majority of our Board and approved by at least one director nominated by Popular (or certain of its transferees) in each case for so long as Popular (or certain of its transferees) owns, together with its affiliates, 5% or more of our outstanding common stock.
Certain Provisions Particular to Management Holders
We have the right to purchase all of our common stock (and options and warrants exercisable for our common stock) beneficially owned by any of our stockholders who is employed by or who serves as a consultant or director for us or any of our subsidiaries upon such stockholder (1) ceasing to be employed by us or any of our subsidiaries for any reason or (2) experiencing a bankruptcy event. Subject to tolling under certain circumstances set forth in the Stockholder Agreement, we must exercise this repurchase right within twelve months following the date on which such stockholder ceases to provide services to us or our subsidiaries. We may designate this repurchase right to Popular or any complete rights transferee. The Stockholder Agreement also provides that each such stockholder party to such agreement is subject to certain non-solicitation and non-competition restrictions which remain in effect until the stockholder ceases to be employed by us or any of our subsidiaries.
Under the Stockholder Agreement, the restrictions described in the paragraph above do not apply to Popular or any of its affiliates.
Assignment of Rights
Subject to certain limitations set forth in the Stockholder Agreement, Popular may assign the stockholders meeting quorum, 10% board right, 5% board right and up to two long-form demand registration rights to any person to whom Popular transfers 20% of more of the shares of our common stock held by Popular as of the date of the Stockholder Agreement. Such transferee can in turn assign such rights to any person to whom it transfers 100% of the shares of common stock acquired by it in connection with the assignment pursuant to which it became a partial rights transferee. Such transferees are also entitled to certain other rights set forth in the Stockholder Agreement (including the registration rights, information rights and inspection rights described above) upon becoming a party thereto.

Evertec, Inc. 2021 Proxy Statement     59

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management
The following table provides certain information regarding the beneficial ownership of our common stock as of the Record Date, by (i) each person or group who beneficially owns more than 5% of our common stock and (ii) each of our directors and nominees, each of our NEOs, and all of our current executive officers and directors as a group. Except as otherwise indicated by footnote: (a) the persons or groups named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, (b) applicable percentage of beneficial ownership is based on 72,169,120 shares of common stock outstanding on the Record Date, and (c) the address of each beneficial owner listed in the following table is c/o Evertec, Inc., Road 176, Kilometer 1.3, San Juan, Puerto Rico 00926.

Name and Address of Principal Stockholders	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Popular, Inc.(2) 209 Muñoz Rivera Ave. Popular Center Building Hato Rey, PR 00918	11,654,803	16.15%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	9,085,394	12.59%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	7,196,464	9.97%
Boston Partners(5) One Beacon Street 30th FL Boston, MA 02108	3,635,327	5.04%
Name of Directors and Executive Officers	Amount and Nature of Beneficial Ownership(1)(6)	Percent of Class
Frank G. D’Angelo	18,756	*
Kelly Barrett	—	*
Olga Botero	20,715	*
Jorge A. Junquera	20,432	*
Iván Pagán	3,445	*
Aldo J. Polak	3,674	*
Alan H. Schumacher	24,633	*
Brian J. Smith	28,144	*
Thomas W. Swidarski	21,316	*
Morgan M. Schuessler, Jr.	74,586	*
Joaquín A. Castrillo	25,450	*
Rodrigo Del Castillo	16,133	*
Paola Pérez	29,253	*
Carlos J. Ramírez	24,364	*
Luis A. Rodríguez	23,658	*
Guillermo Rospigliosi	3,001	*
Philip E. Steurer	52,459	*
Miguel Vizcarrondo	98,546	*
Directors, NEOs and the Executive Officers of the Company, as a group (17 persons)	488,565	*
*    Indicates ownership of less than 1% of the outstanding shares of common stock as of the Record Date
(1)     For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act and includes: (i) shares over which the beneficial owner has sole or shared voting power or investment power, and (ii) any shares that the beneficial owner has the right to acquire within 60 days of the Record Date.
(2)     Based on information reported on Schedule 13G filed by Popular, Inc. on February 13, 2014. Popular, Inc. reports that it has sole voting power and sole dispositive power with respect to all shares reported.
(3)     Based solely on Schedule 13G/A filed by BlackRock, Inc. on January 27, 2021. BlackRock Inc. reports that it has sole voting power with respect to 9,016,006 shares and sole dispositive power with respect to 9,085,394 shares.
(4)     Based solely on Schedule 13G/A filed by The Vanguard Group on February 10, 2021. The Vanguard Group reports that it has shared voting power with respect to 141,249 shares, sole dispositive power with respect to 7,006,185 shares, and shared dispositive power with respect to 190,279 shares.
(5)     Based solely on information contained in Schedule 13G filed by Boston Partners on February 11, 2021. Boston Partners reports that is has sole voting power with respect to 3,261,220 shares, shared voting power with respect to 7,693 shares, and sole dispositive power with respect to 3,635,327 shares.
(6)     Amount of beneficial ownership may consist of shares and/or RSUs.
60   Evertec, Inc. 2021 Proxy Statement

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

General
The enclosed Proxy Statement and notice of the Annual Meeting, which was first mailed to stockholders on or about April 9, 2021, is solicited on behalf of the Board for use at the Annual Meeting and at any adjournments or postponements thereof. The Annual Meeting will be held on May 27, 2021 at 9:00 a.m. Atlantic Standard Time, virtually at www.virtualshareholdermeeting.com/EVTC2021.

Record Date and Shares Outstanding
The close of business on March 29, 2021 has been fixed as the Record Date for determining the stockholders of record entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 72,169,120 shares of our common stock, $0.01 par value per share.

Quorum
In order for the Company to conduct the Annual Meeting, the holders of a majority of the outstanding shares of common stock eligible to vote at the meeting must be represented at the Annual Meeting. This is referred to as a quorum. Votes cast at the Annual Meeting, including votes by proxy, will be received and tabulated by a representative of The Carideo Group, the Inspector of Elections appointed for the Annual Meeting. The Inspector of Elections will determine whether or not a quorum is present. Abstentions and broker non-votes will be counted for purposes of establishing a quorum. A “broker non-vote” occurs when a brokerage firm returns a signed proxy card but does not vote shares on a particular proposal because the proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares. For further discussion of broker non-votes, see “—Required Votes / Effect of Abstentions and Broker Non-Votes.”

Voting of Proxies
If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. Shares of common stock represented by properly executed proxies, duly returned and not revoked, will be voted in accordance with the instructions contained therein. Except as discussed below with regard to shares held in “street name” by a bank or broker, if no instruction is indicated on the proxy, the shares of common stock represented thereby will be voted as follows:
1.FOR the Election of Directors (Proposal 1);
2.FOR Advisory Vote on Executive Compensation (Proposal 2); and
3.FOR the Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm (Proposal 3).

Stockholders may also vote with respect to any other business that may be properly brought before the Annual Meeting. The execution of a proxy will in no way affect a stockholder’s right to attend the Annual Meeting and vote.

Voting of Shares
Each share of common stock entitles the holder thereof to one vote upon any proposal submitted for a vote at the Annual Meeting. All shares entitled to vote and represented at the Annual Meeting or by valid proxies received through the Internet prior to the Annual Meeting, by telephone or mail will be voted at the Annual Meeting in accordance with the instructions indicated in those proxies.
Evertec, Inc. 2021 Proxy Statement     61

Required Votes / Effect of Abstentions and Broker Non-Votes
The vote required for approval of each matter to be voted on is as set forth in the table below. Under certain circumstances, as shown in the table below, banks, brokers or other nominees are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the bank, broker or other nominee (this is known as a “broker non-vote”). In these cases, and in cases where the stockholder abstains from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present but will not be included as votes cast with respect to those matters. Whether a bank, broker or other nominee has authority to vote its shares on uninstructed matters is determined by the NYSE rules. The following table sets forth the effect of abstentions and broker non-votes on each proposal to be voted on:

Proposal	Vote Required	Voting Options	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
Election of Directors	Plurality of votes cast	FOR or WITHHOLD for any or all nominees	No effect	No	No effect
Advisory Vote on Executive Compensation	Majority of shares present or represented by proxy and entitled to vote	FOR, AGAINST or ABSTAIN	Treated as a vote “AGAINST” the proposal	No	No effect
Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm	Majority of shares present or represented by proxy and entitled to vote	FOR, AGAINST or ABSTAIN	Treated as a vote “AGAINST” the proposal	Yes	Not applicable

How You Can Vote
We have made this Proxy Statement and other proxy materials available to our stockholders through the Internet. You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 29, 2021, the Record Date, or hold a valid proxy for the Annual Meeting. Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. Below please find the different ways in which you can vote:

Vote by Internet
Before the Annual Meeting
You can vote your shares on the Internet until 11:59 p.m. (ET) on May 26, 2021. If your shares are held in Solium Capital, LLC, the Company’s incentive plan administrator platform, you can vote your shares on the Internet until 11:59 p.m. (ET) on May 24, 2021. The website for Internet voting (www.proxyvote.com) is shown on your proxy card or Notice of Internet Availability, as applicable. Have your proxy card in hand when accessing the website and follow the instructions to obtain your records and to create an electronic voting instructions form. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been properly recorded. If you vote on the Internet, you do NOT need to return your proxy card if you received one. You can also vote your shares on the Internet by scanning the QR code shown on your proxy card or Notice of Internet Availability, as applicable, with your mobile device.

At the Annual Meeting
To be admitted to, and vote at, the Annual Meeting at www.virtualshareholdermeeting.com/EVTC2021, you must have your proxy card or notice in hand and enter your 16-digit control number included therein. If you hold shares in your own name, you may vote at the Annual Meeting. If your shares of common stock are held in the name of a bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee that you must follow in order for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares evidencing that you were a holder of shares as of the Record Date and present that proxy and proof of identification at the Annual Meeting.
62   Evertec, Inc. 2021 Proxy Statement

Vote by Phone
For shares held directly, you can vote your shares by phone until 11:59 p.m. (ET) on May 26, 2021, by calling the toll-free telephone number (at no cost to you) shown on your proxy card or Notice of Internet Availability, as applicable. If your shares are held in Solium Capital, LLC, the Company’s incentive plan administrator platform, you can vote your shares by phone until 11:59 p.m. (ET) on May 26, 2021. Have your proxy card in hand when you call. Vote by phone is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our phone voting procedures are designed to authenticate the stockholders by using individual control numbers. If you vote by phone, you do NOT need to return your proxy card if you received one.

Vote by Mail
If you received your proxy materials by mail, simply mark your proxy card, date and sign it, and return it using the postage-paid envelope provided or return it to the following address: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. In order for your votes to be included in the final tallies, your proxy card must be received by the date and time of the Annual Meeting.

Revocation of Proxies
If a proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified in the proxy, unless it is properly revoked prior thereto. If you hold shares of common stock in your own name and vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by: (1) signing another proxy card with a later date or a notice of revocation and returning it to us prior to the Annual Meeting (please deliver to the Secretary of the Board, located at Road 176, Kilometer 1.3, San Juan, Puerto Rico 00926), (2) voting again by telephone or on the Internet before 11:59 p.m. (ET) on May 26, 2021, or (3) attending the Annual Meeting and casting a ballot. If a bank, broker or other nominee holds your shares of common stock, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

Voting Results
The preliminary voting results will be announced at the Annual Meeting and published within four business days after they are known in a Current Report on Form 8-K filed with the SEC.

Solicitation
We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and the Annual Report, and any additional solicitation materials furnished to the stockholders. Nevertheless, stockholders voting by Internet, telephone or mail should be aware that there may be costs associated with electronic access, such as usage charges from Internet or telephone service providers, for which they may be responsible. The original solicitation of proxies may be supplemented by a solicitation by mail, in person, by telephone, or by other electronic means by a proxy solicitor contracted by the Company, whose fees will be paid for by the Company, and directors, officers or employees of the Company, who will not receive any additional compensation for such services.

Householding of Proxy Materials
The Company and some brokers household proxy materials, delivering a single Notice of Internet Availability of Proxy Materials or Proxy Statement and Annual Report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding or if you are receiving multiple copies of the Proxy Statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold common stock directly. Requests in writing should be directed to our Secretary of the Board and sent to the following address: Evertec, Inc., Road 176, Kilometer 1.3, San Juan, Puerto Rico 00926. Requests may also be made by calling the Secretary of the Board at (787) 759-9999 ext. 4806.
Evertec, Inc. 2021 Proxy Statement     63

OTHER MATTERS

Stockholder Proposals for the 2022 Annual Meeting of Stockholders
Stockholders may present a proposal for inclusion in our proxy statement for consideration at the Company’s 2022 annual meeting of stockholders by submitting their proposal in a timely manner and in compliance with applicable SEC rules. For a proposal to be eligible, stockholders must ensure that the proposal is received by the Secretary of the Board at Evertec, Inc., Road 176, Kilometer 1.3, San Juan, Puerto Rico, 00926:
•not later than December 22, 2021 if the proposal is to be considered for inclusion in the Company’s 2022 Proxy Statement, or
•on or after January 5, 2022 but no later than February 3, 2022, for any nominations or any other business to be properly brought before the meeting.

Other Business

Management knows of no business to be brought before the Annual Meeting other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to attend the Annual Meeting, please execute, date and return the enclosed proxy promptly. Should you attend the Annual Meeting, you may revoke the proxy by voting in the Annual Meeting. A postage paid return-addressed envelope is enclosed for your convenience. Your cooperation in giving this your prompt attention will be appreciated.
By Order of the Board of Directors,

Frank G. D’Angelo Chairman of the Board of Directors	Morgan M. Schuessler, Jr. President and Chief Executive Officer
NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

64   Evertec, Inc. 2021 Proxy Statement

EVERTEC, INC.
ROAD 176, KM 1.3
SAN JUAN, PUERTO RICO 00926

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 26, 2021 for shares held directly and by 11:59 P.M. Eastern Time on May 24, 2021 for shares held in the company's incentive plan in Solium. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EVTC2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 26, 2021 for shares held directly and by 11:59 P.M. Eastern Time on May 24, 2021 for shares held in the company's incentive plan in Solium. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D43896-P52341

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EVERTEC, INC.

The Board of Directors recommends you vote FOR all nominees in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors	For	Withhold
1a. Frank G. D'Angelo	☐	☐
1b. Morgan M. Schuessler, Jr.	☐	☐
1c. Kelly Barrett	☐	☐
1d. Olga Botero	☐	☐
1e. Jorge A. Junquera	☐	☐
1f. Iván Pagán	☐	☐
1g. Aldo J. Polak	☐	☐
1h. Alan H. Schumacher	☐	☐
1i. Brian J. Smith	☐	☐

NOTE: Please see reverse side for proxy authority regarding uninstructed matters, and such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D43897-P52341

EVERTEC, INC.
2021 Annual Meeting of Stockholders
May 27, 2021, 9:00 AM (AST)
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Morgan M. Schuessler, Jr. and Joaquín A. Castrillo, or either of them, as proxies, each with the full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of EVERTEC, INC. that the undersigned is entitled to vote at the 2021 Annual Meeting of Stockholders to be held at 9:00 AM, Atlantic Standard Time, on Thursday, May 27, 2021, virtually at www.virtualshareholdermeeting.com/EVTC2021, and any adjournment or postponement thereof.

The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual Meeting of Stockholders and at any adjournment or postponement thereof. Receipt of the Notice of the 2021 Annual Meeting of Stockholders, the Proxy Statement in connection with such meeting and the Annual Report is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side